                                                                [EXECUTION COPY]

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                         MASTER LEASE AND DEED OF TRUST,
                             DEED TO SECURE DEBT AND
                                    MORTGAGE

                          Dated as of December 15, 2004

                                     between

                              itt industries, inc.,
                                    as Lessee

                                       and

                                  REXUS L.L.C.,
                                    as Lessor

                 -----------------------------------------------

      To the extent, if any, that this Master Lease and Deed of Trust, Deed to Secure Debt and Mortgage constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Master Lease and Deed of Trust, Deed to Secure Debt and Mortgage may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Lessor on or following the signature page hereof.

                This counterpart is not the original counterpart.

================================================================================

ARTICLE I            DEFINITIONS.................................................   1

       Section 1.1.     Definitions; Interpretation..............................   1

ARTICLE II           MASTER LEASE................................................   2

       Section 2.1.     Acceptance and Lease of Leased Properties................   2

       Section 2.2.     Acceptance Procedure.....................................   2

       Section 2.3.     Lease Term...............................................   2

       Section 2.4.     Title....................................................   2

ARTICLE III          PAYMENT OF RENT.............................................   2

       Section 3.1.     Rent.....................................................   2

       Section 3.2.     Payment of Rent..........................................   3

       Section 3.3.     Supplemental Rent........................................   3

       Section 3.4.     Method of Payment........................................   3

       Section 3.5.     Calculation of Accrual Rent..............................   3

ARTICLE IV           QUIET ENJOYMENT; RIGHT TO INSPECT...........................   4

       Section 4.1.     Quiet Enjoyment..........................................   4

       Section 4.2.     Right to Inspect.........................................   4

ARTICLE V            NET LEASE, ETC..............................................   4

       Section 5.1.     Net Lease................................................   4

       Section 5.2.     No Termination or Abatement..............................   5

ARTICLE VI           SUBLEASES AND ASSIGNMENTS...................................   5

       Section 6.1.     General..................................................   5

       Section 6.2.     Leasing and Subleasing...................................   5

ARTICLE VII          LESSEE ACKNOWLEDGMENTS......................................   6

       Section 7.1.     Condition of the Property................................   6

       Section 7.2.     Risk of Loss.............................................   6

ARTICLE VIII         POSSESSION AND USE OF EACH PROPERTY, ETC....................   6

       Section 8.1.     Utility Charges..........................................   6

       Section 8.2.     Possession and Use of each Property; No Waste............   6

       Section 8.3.     Compliance with Applicable Laws and
                           Insurance Requirements................................   7

ARTICLE IX           MAINTENANCE AND REPAIR; RETURN..............................   7

       Section 9.1.     Maintenance and Repair...................................   7

       Section 9.2.     No Maintenance Obligations of Lessor.....................   7

       Section 9.3.     Condition Upon Return....................................   7

ARTICLE X            MODIFICATIONS, ETC..........................................   7

       Section 10.1.    Modifications, Substitutions and Replacement.............   7


                                                                    Master Lease

       Section 10.2.    Notice to the Lessor.....................................   8

ARTICLE XI           DISCHARGE OF LIENS; EASEMENTS...............................   8

       Section 11.1.    Discharge of Liens.......................................   8

       Section 11.2.    Grants and Releases of Easements; Lessor Waivers.........   9

ARTICLE XII          PERMITTED CONTESTS..........................................  10

       Section 12.1.    Permitted Contests.......................................  10

ARTICLE XIII         INSURANCE...................................................  10

       Section 13.1.    General..................................................  10

       Section 13.2.    Insurance Coverage.......................................  11

ARTICLE XIV          CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS............  12

       Section 14.1.    Risk of Loss, Damage or Destruction......................  12

       Section 14.2.    Casualty and Condemnation................................  13

       Section 14.3.    Remediation of Environmental Violations..................  14

       Section 14.4.    Notice of Environmental Violations.......................  15

ARTICLE XV           PARTIAL Termination of Lease AT LESSOR'S OPTION.............  15

       Section 15.1.    Partial Termination Upon Certain Events..................  15

       Section 15.2.    Partial Termination Procedures...........................  15

ARTICLE XVI          LEASE EVENTS OF DEFAULT.....................................  16

       Section 16.1.    Lease Events of Default..................................  16

       Section 16.2.    Remedies.................................................  18

       Section 16.3.    Waiver of Certain Rights.................................  21

       Section 16.4.    Mortgage/Deed of Trust Remedies..........................  21

ARTICLE XVII         LESSOR'S RIGHT TO CURE; LESSOR'S
                        OBLIGATION TO FORWARD NOTICES..........                    22

       Section 17.1.    The Lessor's Right to Cure the Lessee's Lease Defaults...  22

       Section 17.2.    Lessor's Obligation to Forward Notices...................  22

ARTICLE XVIII        PURCHASE BY LESSEE..........................................  22

       Section 18.1.    Purchase Option on Expiration Date.......................  22

       Section 18.2.    Acceleration of Purchase Obligation......................  23

ARTICLE XIX          TERMINATION OR REPLACEMENT FOR OBSOLESCENCE,
                        EVENT OF LOSS, ETC.......................................  23

       Section 19.1.    Right of Termination.....................................  23

       Section 19.2.    Replacement..............................................  24

ARTICLE XX           RETURN OPTION; RETURN PROVISIONs............................  26

       Section 20.1.    Option to Return.........................................  26

                                                                    Master Lease

       Section 20.2.    Return...................................................  27

ARTICLE XXI          PROCEDURES RELATING TO CONVEYANCE TO LESSEE.................  28

       Section 21.1.    Provisions Relating to the Conveyance of
                          Properties to the Lessee upon Certain Events...........  28

ARTICLE XXII         ESTOPPEL CERTIFICATES.......................................  29

       Section 22.1.    Estoppel Certificates....................................  29

ARTICLE XXIII        ACCEPTANCE OF SURRENDER.....................................  29

       Section 23.1.    Acceptance of Surrender..................................  29

ARTICLE XXIV         NO MERGER OF TITLE..........................................  29

       Section 24.1.    No Merger of Title.......................................  29

ARTICLE XXV          INTENT OF THE PARTIES.......................................  30

       Section 25.1.    Ownership of the Property................................  30

ARTICLE XXVI         MISCELLANEOUS...............................................  30

       Section 26.1.    Severability.............................................  30

       Section 26.2.    Amendments and Modifications.............................  31

       Section 26.3.    No Waiver................................................  31

       Section 26.4.    Notices..................................................  31

       Section 26.5.    Successors and Assigns...................................  31

       Section 26.6.    Headings and Table of Contents...........................  31

       Section 26.7.    Counterparts.............................................  31

       Section 26.8.    GOVERNING LAW............................................  31

       Section 26.9.    Original Lease...........................................  31

       Section 26.10.   Time of Essence..........................................  31

       Section 26.11.   Liability Limited........................................  31

APPENDIX A --           Definitions
SCHEDULE I --           Fixed Rent Schedule
EXHIBIT A  --           Form of Lease Supplement

        MASTER LEASE AND DEED OF TRUST, DEED TO SECURE DEBT AND MORTGAGE

      THIS MASTER LEASE AND DEED OF TRUST, DEED TO SECURE DEBT AND MORTGAGE (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Master Lease"), dated as of December 15, 2004, among ITT INDUSTRIES, INC., an Indiana corporation (the "Lessee"), as Lessee and whose principal offices are located at 4 West Red Oak Lane, White Plains, New York 10604, and REXUS L.L.C., a Delaware limited liability company (the "Lessor"), as Lessor and whose principal offices are located at c/o Societe Generale (Canada), as Lessor Administrator, 1501 McGill College, Bureau 1800, Montreal, Quebec, Canada H3A 3MB.

                              W I T N E S S E T H:

      WHEREAS, pursuant to a Participation Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Participation Agreement"), among ITT Industries, Inc., as the Lessee, Rexus L.L.C., as the Lessor, and Air Bail S.A.S. and RBS Lombard, Inc., as Investors, the Investors and the Lessor have agreed to finance the acquisition of the Leased Properties (including the payment of certain Transaction Expenses in connection therewith);

      WHEREAS, subject to the terms and conditions set forth in the Participation Agreement, on the Acquisition Date the Lessor will purchase from the Lessee or its Subsidiaries the real properties described on Schedule III to the Participation Agreement under the heading "Leased Properties";

      WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, the Leased Properties described in the Lease Supplements;

      WHEREAS, to secure the obligations of the Lessee under this Master Lease and the other Operative Documents, the Lessee will grant to the Lessor a first priority Lien on each Property (including each Mortgaged Property); and

      WHEREAS, each Property will be subject to the terms of this Master Lease and the Lease Supplement or Lessor Mortgage (as applicable) applicable thereto;

      NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. Definitions; Interpretation . Capitalized terms used but not otherwise defined in this Master Lease have the respective meanings specified in Appendix A hereto; and the rules of interpretation set forth in Appendix A hereto shall apply to this Master Lease.

                                                                    Master Lease

                                   ARTICLE II

                                  MASTER LEASE

      Section 2.1. Acceptance and Lease of Leased Properties. Subject to the conditions set forth in the Participation Agreement, including the satisfaction or waiver of the conditions set forth in Article VI thereof, the Lessor hereby agrees to accept, pursuant to the terms of the Participation Agreement, (a) delivery on the Acquisition Date of each real property described on Schedule III to the Participation Agreement under the heading "Leased Properties" and all Improvements located thereon and (b) delivery on each Replacement Date of each Replacement Property and all Improvements thereon, and simultaneously to demise and lease to the Lessee hereunder and under the Lease Supplements for the Lease Term, the Lessor's interest in such Property or Properties (including any Improvements which thereafter may be constructed on such Property in accordance with this Master Lease), and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Lease Term the interest of the Lessor in such Leased Properties together with any Improvements which thereafter may be constructed on such Leased Properties in accordance with this Master Lease.

      Section 2.2. Acceptance Procedure. The Lessee hereby agrees that the execution and delivery by it of a Lease Supplement on or as of the Acquisition Date or a Replacement Date shall, without further act, constitute the irrevocable acceptance by the Lessee of the Leased Property described in such Lease Supplement for all purposes of this Master Lease and the other Operative Documents on the terms set forth herein and therein, and that such Leased Property, together with any Improvements constructed on the Property pursuant to this Master Lease, shall be deemed to be included in the leasehold estate of this Master Lease and shall be subject to the terms and conditions of this Master Lease as of the Acquisition Date or such Replacement Date, as the case may be.

      Section 2.3. Lease Term. The Lease Term of this Master Lease for each Leased Property shall commence on (and include) the Acquisition Date of such Property (or, in the case of a Replacement Property, the Replacement Date for such Property) and end on (but exclude) the Expiration Date.

      Section 2.4. Title. Each Leased Property is leased to the Lessee without any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including all Liens other than Lessor Liens) and all Applicable Law. The Lessee shall not in any event have any recourse against the Lessor for any defect in or exception to title to any Property or leasehold interest therein other than resulting from Lessor Liens attributable to the Lessor.

      Section 2.5. Mortgaged Properties Also Subject to this Master Lease. Each of the Lessee and the Lessor hereby agrees that each Mortgaged Property shall be subject to the terms of this Master Lease for the period commencing on (and including) the Acquisition Date or Replacement Date for such Property and ending on (but excluding) the date on which such Property is released from the Lien of the applicable Lessor Mortgage in accordance with the terms of the Operative Documents.

                                  ARTICLE III

                                 PAYMENT OF RENT

      Section 3.1. Rent. (a) Accrual Rent shall accrue each day during the Lease Term on the Aggregate Property Cost outstanding on such day. During the Lease Term, the Lessee shall pay Basic Rent to the Lessor on each Scheduled Payment Date, on any other date required under Section 20.1 in connection with the Lessee's exercise of the Return Option, on any other date on which this Master Lease or any other Operative Document requires such payment and, with respect to any Leased Property, on any

                                                                    Master Lease

other date on which this Master Lease shall terminate with respect to such Leased Property or with respect to any Mortgaged Property.

      (b) Neither the Lessee's inability or failure to take possession of all or any portion of any Leased Property when delivered by the Lessor, nor the inability or failure of the Lessor to deliver all or any portion of any Leased Property to the Lessee on or before the Acquisition Date, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect such Lessee's obligation to pay Rent for such Leased Property in accordance with the terms of this Master Lease.

      Section 3.2. Payment of Rent. Rent shall be paid absolutely net to each Person entitled thereto, so that this Master Lease shall yield to such Person the full amount thereof, without setoff, deduction or reduction.

      Section 3.3. Supplemental Rent. The Lessee shall pay (x) to the Lessor or
(y) in the case of any Supplemental Rent owing to any other Person, directly to the Person entitled thereto, any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor and such other Persons shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by Applicable Law, interest at the applicable Overdue Rate on any Basic Rent or Supplemental Rent not paid when due for the period from the due date thereof until the same shall be paid (provided, that any amounts payable by the Lessee pursuant to Article XIII of the Participation Agreement shall accrue interest as set forth in
Section 13.11 of the Participation Agreement). The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Master Lease or in the Participation Agreement, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge, to the extent incurred as a result of such failure on the part of the Lessee, any fine, penalty, interest or cost which may be assessed or added against the Lessor or any Investor by a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent. Notwithstanding anything in this Section 3.3 to the contrary, if the Lessee incurs any fine, penalty, interest or cost for nonpayment or late payment of any tax assessment, levy, duty, or other bill received in connection with any of the Leased Properties as a result of the Lessor's failure to provide notice to the Lessee of such tax assessment, levy, duty or other bill within the time period required by Section 17.2, an amount equal to such fine, penalty, interest or cost shall be deducted first from any Supplemental Rent then due and owing and second from any Accrual Rent then due and owing.

      Section 3.4. Method of Payment. Each payment of Rent payable by the Lessee to the Lessor under this Lease or any other Operative Document shall be made by the Lessee to the Lessor prior to 10:00 a.m., New York City time to the Account in immediately available funds consisting of lawful currency of the United States of America on the date when such payment shall be due. Payments received after 10:00 a.m., New York City time on the date due shall for the purpose of
Section 16.1 hereof be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 3.3, such payments shall be deemed received on the next succeeding Business Day and shall accrue interest at the Overdue Rate as provided in such Section 3.3.

      Section 3.5. Calculation of Accrual Rent. The "Accrual Rent" payable on any Scheduled Payment Date means an amount equal to (w) the Aggregate Property Cost outstanding on the immediately preceding Scheduled Payment Date, after giving effect to all payments made on such preceding Scheduled Payment Date (or, in the case of the initial Scheduled Payment Date, the Aggregate Property

                                                                    Master Lease

Cost outstanding on the Acquisition Date) minus all payments of Termination Base Amount made during the Rent Period ending on such Scheduled Payment Date multiplied by (x) the Applicable Rate multiplied by (y) the number of days then elapsed since the Scheduled Payment Date immediately preceding such date multiplied by (z) 1/360.

                                   ARTICLE IV

                        QUIET ENJOYMENT; RIGHT TO INSPECT

      Section 4.1. Quiet Enjoyment. Subject to the terms of each of the Operative Documents, the Lessee shall peaceably and quietly have, hold and enjoy each Property for the Lease Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor with respect to any matters arising from and after the Acquisition Date. Such right of quiet enjoyment is independent of, and shall not affect the rights of the Lessor or any assignee thereof otherwise to initiate legal action to enforce, the obligations of the Lessee under this Master Lease.

      Section 4.2. Right to Inspect. During the Lease Term, the Lessee shall permit the Lessor, the Investors and their agent and representatives to inspect the Properties in accordance with Section 10.1(j) of the Participation Agreement.

                                   ARTICLE V

                                 NET LEASE, ETC.

      Section 5.1. Net Lease. This Master Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Master Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Property or any part thereof, or the failure of any Property to comply with all Applicable Law, including any inability to occupy or use any Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with the construction on or any use of any Property or any part thereof including eviction; (iv) any defect in title of or rights to any Property or any Lien on such title or rights or on any Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor, any Investor or the Arranger; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, any Lessee Subsidiary, the Lessor, any Investor, the Arranger or any other Person, or any action taken with respect to this Master Lease by any trustee or receiver of the Lessee, any Lessee Subsidiary, the Lessor, any Investor, the Arranger or any other Person, or by any court in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including the Lessor, any Investor, the Arranger or any Seller, vendor, manufacturer, contractor of or for any Property; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Master Lease (other than performance by the Lessor of its obligations set forth in Section 2.1 hereof), of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Master Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof;
(x) the impossibility or illegality of performance by the Lessee, the Lessor or both of them; (xi) any action by any court, administrative agency or other Governmental Authority; or (xii) any other cause or circumstances whether similar or

                                                                    Master Lease

dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The Lessee's agreement in this Section 5.1 shall not affect any claim, action or right the Lessee may have against the Lessor or any Investor. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents, and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Master Lease.

      Section 5.2. No Termination or Abatement. The Lessee shall remain obligated under this Master Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Master Lease (except as provided herein), notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor or any Investor, or any action with respect to this Master Lease which may be taken by any trustee, receiver or liquidator of the Lessor or any Investor or by any court with respect to the Lessor or any Investor. The Lessee hereby waives, to the extent permitted by Applicable Law, all right (i) to terminate or surrender this Master Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent except as otherwise provided in the last sentence of Section 3.3. The Lessee shall remain obligated under this Master Lease in accordance with its terms and the Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Master Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Master Lease, each Lease Supplement and each Lessor Mortgage.

                                   ARTICLE VI

                            SUBLEASES AND ASSIGNMENTS

      Section 6.1. General. THE LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR (SUCH CONSENT TO BE GIVEN OR WITHHELD IN THE SOLE DISCRETION OF THE LESSOR), TRANSFER, ASSIGN OR ENCUMBER THIS MASTER LEASE OR ANY LEASE SUPPLEMENT OR ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, SUBLEASE ANY LEASED PROPERTY OR ANY PART THEREOF OR LEASE ANY MORTGAGED PROPERTY OR ANY PART THEREOF EXCEPT, IN EACH CASE, AS PERMITTED BY SECTION 6.2, AND ANY SUCH TRANSFER, ASSIGNMENT, ENCUMBRANCE, SUBLEASE OR LEASE THAT IS NOT PERMITTED BY SECTION 6.2 AND MADE WITHOUT SUCH WRITTEN CONSENT THERETO SHALL BE NULL AND VOID.

      Section 6.2. Leasing and Subleasing. The Lessee may lease or sublease (as applicable) any Property or any portion thereof to any Person; provided, however, that: (a) no lease, sublease or other relinquishment of possession of any Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable under this Master Lease and the Lease Supplement; (b) each lease or sublease of a Property shall expressly be made subject to and subordinate to this Master Lease, any applicable Lease Supplement and any Lessor Mortgage and to the rights of the Lessor hereunder and thereunder; (c) each lease or sublease (as applicable) of a Property shall expressly provide for the surrender of the Property or portion thereof by the applicable sublessee at the election of the Lessor after the occurrence of a Lease Event of Default; (d) unless the Lessor otherwise consents in writing (such consent to be given or withheld in the sole discretion of the Lessor), each lease or sublease (as applicable) shall expressly provide for termination prior to the Expiration Date; (e) the use or uses under any lease or sublease (as applicable) shall be such that they shall not impair the value or utility of such Property or violate any Applicable Law or Insurance

                                                                    Master Lease

Requirement; and (f) the Lessee shall not lease or sublease (as applicable) any Property or any portion thereof to any Person (i) that is named as a "specially designated national and blocked person" on the most current list published by the United States Department of the Treasury's Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list or (ii) that is listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001. The Lessee shall, upon the request of the Lessor from time to time, furnish to the Lessor a list of all leases and subleases affecting the Properties, specifying the name and address of each applicable lessee or sublessee, the identity of the Property affected, the current term and expiration date of the applicable lessee or sublease and the terms of any renewal options under the applicable lease or sublease.

                                   ARTICLE VII

                             LESSEE ACKNOWLEDGMENTS

      Section 7.1. Condition of the Property. THE LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL OWN AND HOLD TITLE TO THE IMPROVEMENTS RELATING TO EACH LEASED PROPERTY, THE LESSEE IS SOLELY RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS AND ANY ALTERATIONS OR MODIFICATIONS. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH LEASED PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR OR ANY INVESTOR AND IN EACH CASE SUBJECT TO
(A) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR LIENS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW AND (D) VIOLATIONS OF APPLICABLE LAW WHICH MAY EXIST ON THE DATE HEREOF OR ON THE ACQUISITION DATE. NEITHER THE LESSOR NOR ANY INVESTOR HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS ATTRIBUTABLE TO THE LESSOR), VALUE, SUITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF ANY LEASED PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY LEASED PROPERTY (OR ANY PART THEREOF) AND NEITHER THE LESSOR NOR ANY INVESTOR NOR THE ARRANGER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS ATTRIBUTABLE TO THE LESSOR OR SUCH INVESTOR) OR THE FAILURE OF ANY LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW.

      Section 7.2. Risk of Loss. During the Lease Term the risk of loss of or decrease in the enjoyment and beneficial use of each Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and the Lessor shall not in any event be answerable or accountable therefor.

                                  ARTICLE VIII

                    POSSESSION AND USE OF EACH PROPERTY, ETC.

      Section 8.1. Utility Charges. The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on each Property during the Lease Term. The Lessee shall be entitled to receive any credit or refund

                                                                    Master Lease

with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee.

      Section 8.2. Possession and Use of each Property; No Waste. The Lessee covenants that each Property will be used solely for the intended purpose thereof and applying standards of use no lower than the standards applied by the Lessee and its Affiliates for other comparable properties owned or leased by the Lessee or its Affiliates. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties as contemplated by this Master Lease and each Lease Supplement. The Lessee shall not commit or permit any waste of any Property or any part thereof.

      Section 8.3. Compliance with Applicable Laws and Insurance Requirements. Subject to the terms of Article XII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply in all material respects with all Applicable Laws (including all Environmental Laws) and Insurance Requirements relating to each Property, including the use, construction, operation, maintenance, repair and restoration thereof and the return thereof pursuant to
Article XX, whether or not such compliance shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of each Property, and (b) procure, maintain and comply with all licenses, permits (including Environmental Permits), orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of each Property and for the use, operation, maintenance, repair and restoration of the Improvements.

                                   ARTICLE IX

                         MAINTENANCE AND REPAIR; RETURN

      Section 9.1. Maintenance and Repair. The Lessee, at its sole cost and expense, shall maintain each Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether ordinary or extraordinary or foreseen or unforeseen, in each case as required by all Applicable Law and Insurance Requirements and in no event applying standards of maintenance and repair lower than the standards applied by the Lessee in the operation and maintenance and repair of other comparable properties owned or leased by the Lessee or its Affiliates.

      Section 9.2. No Maintenance Obligations of Lessor. The Lessor shall not under any circumstances be required to build any improvements on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Master Lease or the Lease Supplements (other than for Property Costs paid by the Lessor with respect to the Leased Properties in accordance with and pursuant to the terms of the Participation Agreement) or maintain any Property in any way. The Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of any Property or (ii) make repairs at the expense of the Lessor pursuant to any Applicable Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.

      Section 9.3. Condition Upon Return. The Lessee shall, upon the expiration or earlier termination of this Master Lease with respect to each Leased Property (other than as a result of the Lessee's purchase of such Property from the Lessor as provided herein), vacate and surrender such Property to the Lessor in the condition such Property is required to be maintained in accordance with the Operative Documents.

                                                                    Master Lease

                                    ARTICLE X

                              MODIFICATIONS, ETC.

      Section 10.1. Modifications, Substitutions and Replacement. During the Lease Term, the Lessee, at its sole cost and expense, (x) shall make or cause to be made all alterations, renovations, improvements and additions to each Property or any part thereof (collectively, "Modifications") that are required to be made pursuant to Applicable Law or Insurance Requirements (a "Required Modification") and (y) may at any time make Modifications to any Property or any part thereof; provided, however, that:

            (a) except for any Required Modification, no Modification shall be made if it would materially and adversely affect the marketability, Fair Market Sales Value, utility or residual value of such Property or any part thereof;

            (b) the Modification shall be done in a good and workmanlike manner;

            (c) the Modification shall comply with all Insurance Requirements and shall comply in all material respects with all Applicable Law applicable to the Modification, including the obtaining of any necessary permits;

            (d) subject to the terms of Article XII relating to permitted contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification;

            (e) such Modifications shall comply with Sections 8.3 and 9.1; and

            (f) The Lessee shall be required to obtain the prior written approval (which approval shall not be unreasonably withheld) of the Lessor with respect to any Modifications that shall cost in excess of $3,000,000 in the aggregate if a building permit is required in connection therewith.

      All Modifications shall remain part of the realty. Title to all Modifications made with respect to any Leased Property shall immediately vest in the Lessor and be subject to this Master Lease and the Lease Supplement for the applicable Property; provided, however, that Modifications that (x) are not Required Modifications, (y) were not financed or otherwise paid for by the Lessor, and (z) can be removed without causing (A) material damage to any Property, (B) any diminution in the Fair Market Sales Value of any Property or the remaining useful life of the Property, or (C) any impairment in the utility or residual value of any Property, shall be the property of the Lessee or other third party and may be removed by the Lessee during the Lease Term and shall not be subject to this Master Lease or any Lease Supplement. The Lessee may place upon any Property any trade fixtures, machinery, equipment, inventory or other property belonging to the Lessee or third parties and may remove the same, subject, however, to the terms of Section 9.1; provided, however, that such trade fixtures, machinery, equipment, inventory or other property can be removed without causing damage to the Property, reduction of the Fair Market Sales Value of the Property or any diminution in the remaining useful life of the Property or any impairment in the utility or residual value of the Property.

      Section 10.2. Notice to the Lessor. If the Lessee reasonably expects the cost of any Modification to exceed the greater of $1,000,000 in the aggregate and five percent (5%) of the Termination Base Amount of the relevant Property, the Lessee shall deliver to the Lessor a brief written narrative of the work to be performed in connection with such Modification prior to making such Modification.

                                                                    Master Lease

                                   ARTICLE XI

                          DISCHARGE OF LIENS; EASEMENTS

      Section 11.1. Discharge of Liens. (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XII relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly (and in any event within sixty (60) days after notice thereof is received by the Lessee from any Person) discharge at its sole cost and expense, any Lien (other than any Lessor Lien), defect, attachment, levy, title retention agreement or claim upon any Property or any Lien, attachment, levy or claim with respect to any Basic Rent, Supplemental Rent or amounts held by the Lessor pursuant to this Master Lease as collateral security for the Lessee's obligations or pending performance by the Lessee, other than Permitted Property Liens.

      (a) Nothing contained in this Master Lease shall be construed as constituting the consent or request of the Lessor or any Investor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR NOR ANY INVESTOR IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING ANY PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR OR ANY INVESTOR IN AND TO ANY PROPERTY.

      Section 11.2. Grants and Releases of Easements; Lessor Waivers. So long as no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Sections 8.2, 8.3, 9.1, 10.1 and 11.1 hereof, the Lessor hereby consents in each instance to the following actions by the Lessee at the Lessee's sole cost and expense (but, in the case of Leased Properties, in the name and stead of the Lessor): (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any Property or burdening any Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of any Property; (c) if required by applicable Governmental Authority in connection with the making of any Modification permitted under this Master Lease, the dedication or transfer of unimproved portions of any Property for road, highway or other public purposes; (d) the execution of amendments to any covenants and restrictions affecting any Property; and (e) the execution or release of any similar agreement; provided, however, that in each case (i) the Lessee provides no less than thirty (30) days prior written notice thereof to the Lessor, (ii) such grant, release, dedication, transfer or amendment does not materially impair the Fair Market Sales Value, utility, condition, residual value or remaining useful life of any Property (iii) such grant, release, dedication, transfer or amendment is, in the Lessee's judgment, reasonably necessary in connection with the use, maintenance, alteration or improvement of any Property, (iv) such grant, release, dedication, transfer or amendment will not cause any Property or any portion thereof to fail to comply with the provisions of this Master Lease or any other Operative Document to which the Lessee is a party or fail to comply in any material respect with any Applicable Law (including all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements), (v) all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and all filings required prior to such action have been made, (vi) the Lessee shall remain obligated under this Master Lease and each of the Lease Supplements in accordance with their respective terms, as though such grant, release, dedication, transfer or amendment had not been effected, (vii) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer or amendment and (viii) such grant, release, dedication,

                                                                    Master Lease

transfer or amendment would not result in the Lessor or the Lessee being required to offer to sell the Clifton Property or any portion thereof to the holder of the right of first offer relating to the Clifton Property. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of Lessee, and at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Section 11.2, including landlord waivers with respect to any of the foregoing.

                                  ARTICLE XII

                               PERMITTED CONTESTS

      Section 12.1. Permitted Contests. Except to the extent otherwise provided in Section 13.4(b) of the Participation Agreement regarding Impositions and other Taxes, if, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law or any Lien, encumbrance, levy, attachment or encroachment relating to any Property shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee, or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, Lessee shall not be required to comply with such Applicable Law or remove or discharge such Lien, encumbrance, levy, attachment or encroachment but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not (in the reasonable opinion of the Lessor) involve (A) any risk of criminal liability being imposed on the Lessor, any Investor or the Arranger for failure to comply therewith or (B) any material risk of (1) foreclosure, forfeiture or loss of any Property, or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial risk of (1) the creation of any Lien (other than a Permitted Property Lien) on any part of any Property, (2) civil liability being imposed on the Lessor, any Investor, the Arranger or any Property unless, in the case of any risk of such civil liability being imposed on a Property, the Lessee shall have otherwise bonded or secured such amounts in a manner satisfactory to the Lessor, or (3) enjoinment of, or interference with, the use, possession or disposition of any Property in any material respect.

      The Lessor shall not be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Law requires or, in the good faith opinion of the Lessee, it is advisable for the prosecution of such contest, that such proceedings be brought by or in the name of such party; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) no Lease Default shall have occurred and be continuing, and (ii) the Lessee pays all related expenses and indemnifies the Lessor with respect to such proceedings.

                                  ARTICLE XIII

                                    INSURANCE

      Section 13.1. General. During the Lease Term the Lessee shall, at its sole cost and expense, maintain insurance as set forth in this Section 13.1.

      (a) Public Liability Insurance. For so long as any Property is subject to the provisions of this Master Lease, the Lessee shall procure and carry, at the Lessee's sole cost and expense, commercial general liability/umbrella insurance for claims for injuries or death sustained by third-party persons and third-party property damage and such other public liability coverages as are ordinarily procured by the Lessee and its Affiliates that own or operate similar properties, but in any case shall provide liability coverage of at least $5,000,000 per occurrence. Such insurance shall be on terms that are consistent with prudent industry standards for a company the size of the Lessee.

                                                                    Master Lease

      (b) Worker's Compensation. The Lessee shall comply with all applicable workers' compensation laws.

      (c) Hazard and Other Insurance. The Lessee shall keep, or cause to be kept, each Property insured against loss or damage by fire, windstorm and other risks on terms and in amounts that are consistent with prudent industry standards for a company the size of the Lessee, but in any case shall provide coverage for each Property in an amount not less than the lesser of the Termination Base Amount or the replacement cost thereof; provided that the Lessee shall also obtain (i) with respect to any Property located at a site that shall have been assigned to a seismic zone of 3 or 4 under the Uniform Building Code published from time to time by the International Conference of Building Officials (or any successor code published by such entity or any successor entity), coverage for earthquakes, and (ii) with respect to any Property located within an area identified as a special flood hazardous area by the Federal Emergency Management Agency, coverage for floods. The settlement of any loss or occurrence shall be negotiated by the Lessee; provided the Lessor shall have the right to approve (which approval shall not be unreasonably withheld) any settlement involving proceeds greater than $2,000,000 that apply to a Property and provided, further, that if any Lease Event of Default shall have occurred and be continuing, any such settlement shall, unless the Lessor otherwise agrees, be negotiated by the Lessor. All insurance proceeds that apply to a Property payable with respect to any Casualty shall be paid to the Lessee or the Lessor as provided in Section 14.2.

      (d) Pollution Liability Coverage. For so long as any Property is subject to the provisions of this Master Lease, the Lessee shall procure and carry, at the Lessee's sole cost and expense, pollution liability coverage for the Properties with a liability limit of no less than $5,000,000 per occurrence and $10,000,000 in the aggregate for a term expiring no earlier than the Scheduled Lease Termination Date and with no retroactive date, insuring third party bodily injury, property damage and clean-up costs. The pollution liability coverage shall include losses arising out of existing conditions at the Properties as well as conditions that arise during the Lease Term. If coverage is on a "claims made" rather than an "occurrence" basis, the insurance must be maintained for at least five (5) years after the Lease Expiration Date.

      (e) Deductibles. The insurance required to be obtained by the Lessee under this Section 13.1 may be subject to such deductible amounts and self-insured retentions as is consistent with prudent industry standards for a company the size of the Lessee; provided that such deductible amounts and self-insured retentions shall not exceed (i) $1,000,000 per occurrence with respect to the insurance required by Sections 13.1(a) and 13.1(b), (ii) $500,000 per occurrence with respect to the insurance required by Section 13.1(c) (provided, that higher deductibles will be permitted with respect to earthquake and wind coverage under
Section 13.1(c) so long as such deductibles do not exceed 5% of the replacement cost of the applicable Property) or (iii) $5,000,000 per occurrence with respect to the insurance required by Section 13.1(d).

      Section 13.2. Insurance Coverage. The Lessee shall cause the insurance required to be maintained by the Lessee under this Article XIII to comply with the provisions of this Section 13.2.

      (a) Coverage and Endorsements. All insurance required to be maintained pursuant to Section 13.1 shall provide in the policy or by special endorsement as follows:

            (i) in the case of insurance required to be maintained under Sections 13.1(a) and 13.1(d), the Lessor, the Lessor Administrator and each Investor are included as additional insureds as their interests may appear;

                                                                    Master Lease

            (ii) in the case of insurance required to be maintained under
      Section 13.1(c), the Lessor is named as loss payee and each such insurance policy shall include a standard mortgage loss payee endorsement in favor of the Lessor;

            (iii) such insurance shall not be cancelled nor shall the coverage thereunder be materially reduced except upon no less than thirty (30) days' advance written notice by the insurer to the Lessor thereof;

            (iv) the insurer thereunder waives all rights of subrogation against the Lessor, the Lessor Administrator and each Investor and waives any right of set-off and counterclaim and any other right to deduction whether by attachment or otherwise;

            (v) the insurance in favor of the Lessor and the Investors and their respective rights under and interests in such policies shall not be invalidated or reduced by any act or omission (including breach of warranty) or negligence of the Lessee or any other Person having any interest in the Property; and

            (vi) such insurance shall be primary and noncontributable and shall apply to any loss or claim before any contribution of any other insurance carried by or on behalf of the Lessor or any Investor.

      (b) Insurance Providers. All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by the Lessee to provide property damage insurance shall have a rating from A.M. Best Company of at least "A-" for financial strength and at least Class X for financial size (or comparable ratings by a nationally or internationally recognized rating group of comparable stature).

      (c) Payment of Premiums. The Lessee shall pay as they become due all premiums for the insurance required by Section 13.1 and Section 13.2, and shall renew or replace each policy prior to the expiration date thereof.

      (d) Initial Delivery of Insurance Certificates. With respect to each Property, the Lessee shall furnish the Lessor with certificates showing the insurance required under Section 13.1 to be in effect with respect to such Property on or prior to the Acquisition Date or Replacement Date (as applicable) for such Property. With respect to the insurance coverage described in Section 13.1(d), the Lessee shall furnish the Lessor with a copy of the insurance provider's acknowledgment that the Properties are covered by such insurance.

      (e) Annual Delivery of Insurance Certificates; Delivery of Insurance Certificates upon Renewal of Policies. The Lessee shall, at the time each of the Lessee's insurance policies is renewed (but in no event less frequently than once each year) and upon reasonable request of the Investors, deliver to the Lessor and the Investors certificates of insurance evidencing that all insurance required by this Article XIII is being maintained by the Lessee and is in effect.

                                  ARTICLE XIV

                CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

      Section 14.1. Risk of Loss, Damage or Destruction. (a) At all times that any Property is subject to the provisions of this Master Lease, the Lessee bears all risk of loss, damage, theft, taking,

                                                                    Master Lease

destruction, confiscation, requisition or commandeering, partial or complete, of or to such Property or any part thereof, however caused or occasioned. The Lessee agrees that no occurrence specified in the preceding sentence shall affect, in whole or in part, any obligation of the Lessee under this Master Lease, including the obligation to pay Rent. Without limiting the generality of the foregoing, in the event that during the Lease Term the use of any Property is requisitioned or taken by any Governmental Authority under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, all of Lessee's obligations under the Operative Documents, including the Lessee's obligation to pay all installments of Basic Rent, shall continue for the duration of such requisitioning or taking.

      (b) If any Event of Loss occurs and such Event of Loss does not constitute a Lease Event of Default under Section 16.1(p), then the Lessee shall exercise its Replacement Option or its Termination Option, in each case with respect to the affected Property, and shall consummate such replacement or termination no later than sixty (60) days following the occurrence of such Event of Loss.

      Section 14.2. Casualty and Condemnation. (a) Insurance Proceeds and Condemnation Awards. Subject to the provisions of this Article XIV, (x) if all or a portion of any Property is damaged or destroyed in whole or in part by a Casualty while such Property is subject to the provisions of this Master Lease, any insurance proceeds payable with respect to such Casualty shall be paid directly to the Lessee, or if received by the Lessor, shall be paid over to the Lessee for the reconstruction, refurbishment and repair of the affected Property, and (y) if the use, access, occupancy, easement rights or title to any Property or any part thereof is the subject of a Condemnation while such Property is subject to the provisions of this Master Lease, then any award or compensation relating thereto shall be paid to the Lessee; provided, however, that, in each case, if (A) any Lease Default or Lease Event of Default shall have occurred and be continuing or (B) the Lessee shall not have Ratings of "BBB-" or better by S&P and "Baa3" or better by Moody's, then such award, compensation or insurance proceeds shall be paid directly to the Lessor or, if received by the Lessee, shall be held in trust for the Lessor and shall be paid over by the Lessee to the Lessor, and the Lessor shall hold such amounts in a segregated account and, upon presentation by the Lessee of paid invoices or other evidence reasonably satisfactory to the Lessor as to the Lessee's prior payment of reasonable costs required for repair of the applicable Property, the Lessor shall pay such amounts over to the Lessee to reimburse the Lessee for the reasonable cost of repair and restoration of the applicable Property (provided that, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, any such insurance proceeds, awards or compensation shall be paid to the Lessee in an amount, in the aggregate with all such proceeds, awards and compensation relating to the applicable Property, not to exceed the lesser of $5,000,000 and 25% of the Termination Base Amount of the affected Property (with any excess over such lesser amount to be paid over to the Lessor in accordance with the foregoing proviso); provided, further, however, that in the case of (x) a Lease Default or Lease Event of Default, (y) the delivery by the Lessor of a Partial Termination Notice with respect to such Property or (z) the Lessee's election (if applicable) of its Termination Option with respect to such Property, then such amounts shall, in the Lessor's discretion, be applied toward the payment of the Termination Price or Termination Base Amount (as applicable) of the affected Property and related amounts in accordance with Section 16.2,
15.1 or 19.1 (as applicable).

      (b) Participation in Proceedings. The Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Casualty or Condemnation with respect to any Property and shall pay all expenses thereof. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Master Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

                                                                    Master Lease

      (c) Notices of Casualty or Condemnation. The Lessee shall, within fifteen
(15) Business Days after obtaining knowledge of the occurrence of (x) any Casualty with respect to any Property for which the reasonable anticipated cost of restoration equals or exceeds $2,000,000, (y) an actual, pending or threatened Condemnation of any Property or any material interest therein or (z) any Casualty or Condemnation affecting a Property that could reasonably be expected to result in a Termination Event, notify the Lessor in writing of such occurrence. If the Lessor receives any notice of a Condemnation affecting any Property directly from any Governmental Authority, the Lessor will promptly (and in no event later than fifteen (15) Business Days) forward such notice to the Lessee.

      (d) Repair. If this Master Lease shall continue in full force and effect with respect to any Property following a Casualty or Condemnation affecting such Property, then the Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to such Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 8.2, 8.3, 9.1, 10.1 and 11.1 so as to restore such Property to at least the same or substantially similar (assuming no Lease Default or Lease Event of Default was then continuing) condition, operation, function and value as existed immediately prior to such Casualty or Condemnation with such Modifications as the Lessee may elect in accordance with Section 10.1. In such event, title to any such Property that is a Leased Property shall remain with the Lessor subject to the terms of this Master Lease. Upon completion of such restoration, the Lessee shall furnish to the Lessor a Responsible Officer's Certificate of the Lessee confirming that such restoration has been completed pursuant to this Master Lease.

      (e) Obligations Continue. In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to Section 3.1 hereof or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XX hereof.

      (f) Excess Casualty/Condemnation Proceeds. Upon the earliest of (x) the date on which all damage to a Property caused by a Casualty or Condemnation shall have been repaired in accordance with Section 14.2(d), (y) the date on which the Termination Base Amount or Termination Price (as applicable) of the affected Property and all other amounts due and payable under Section 15.1 or 19.1, as applicable, shall have been paid to the Lessor, and (z) the date on which the affected Property shall have been replaced with a Replacement Property under Section 19.2, any Net Proceeds received by the Lessor or any Investor in respect of such Casualty or Condemnation, to the extent remaining after any application of such Net Proceeds to the repair or restoration of the applicable Property or to the payment of the Termination Base Amount or Termination Price (as applicable) for such Property and such other amounts, as the case may be (any such Net Proceeds remaining after such application, "Excess Casualty/Condemnation Proceeds"), shall be promptly paid to the Lessee.

      Section 14.3. Remediation of Environmental Violations. If any Environmental Violation exists or occurs with respect to any Property and either
(x) such Environmental Violation shall not constitute a Termination Event or (y) such Environmental Violation shall constitute a Termination Event but the Lessee shall not have exercised its Termination Option or Replacement Option within the thirty (30)-day period following the date on which the Lessee shall have knowledge of the occurrence of such Environmental Violation (or, if the Lessee shall have so exercised its Termination Option or Replacement Option but shall not have consummated such Termination Option or Replacement Option in accordance with the terms of this Master Lease), then the Lessee shall, at the Lessee's sole cost and expense, diligently commence and prosecute to completion with all deliberate speed any response, clean up, Remedial Action or other action necessary to remove, clean up or remediate any such Environmental Violation in accordance with the terms of Section 8.3. The Lessee shall, upon completion of Remedial Action by the Lessee, cause to be prepared by a reputable environmental consultant of the sort typically hired by sophisticated parties, a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant

                                                                    Master Lease

that the Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Laws. Nothing in this Article XIV shall reduce or limit the Lessee's obligations under Article XIII of the Participation Agreement.

      Section 14.4. Notice of Environmental Violations. (a) The Lessee shall, within twenty (20) Business Days after obtaining knowledge of the existence of an Environmental Violation with respect to any Property, notify the Lessor in writing of such Environmental Violation.

      (a) Promptly, but in any event within twenty (20) Business Days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any notice of any pending or threatened claim, action or proceeding involving any Environmental Laws, any Release or Remedial Action on or in connection with any Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within twenty (20) Business Days of receipt, copies of all written communications with the Governmental Authority relating to any Environmental Violation in connection with any Property. The Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by the Lessor or any Investor. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Environmental Laws, any Release or Remedial Action on or in connection with any Property, the Lessor shall promptly give notice thereof to the Lessee.

                                   ARTICLE XV

                 PARTIAL TERMINATION OF LEASE AT LESSOR'S OPTION

      Section 15.1. Partial Termination Upon Certain Events. If, with respect to any Property: (a) an Event of Loss occurs or (b) an Environmental Violation occurs or is discovered and the cost of remediation of which the Lessee determines in its reasonable good faith judgment could reasonably be expected to exceed the lesser of $5,000,000 and twenty percent (20%) of the Termination Base Amount of such Property; and the Lessor shall have given prior written notice (a "Partial Termination Notice") to the Lessee that, as a consequence of such event, this Master Lease is to be terminated with respect to such Property, then the Lessee shall be obligated, on the date specified by the Lessor (which date shall be a Business Day no earlier than sixty (60) days after delivery of the applicable Partial Termination Notice but in any event not later than the Expiration Date), to (1) in the case of an affected Leased Property, purchase the affected Property and pay to the Lessor, as the purchase price thereof, or
(2) in the case of an affected Mortgaged Property, cause the release of such Property from the Lien of the Lessor Mortgage applicable thereto and pay to the Lessor, in exchange for such release, an amount equal to the sum of (x) the Termination Base Amount of the affected Property on such date plus (y) all accrued and unpaid Accrual Rent allocable to an amount of Property Cost equal to such Termination Base Amount, plus (z) without duplication all Basic Rent and Supplemental Rent, including Break Costs, due and owing on such date (after giving effect to such purchase), and the Lessor shall, as set forth in Section 15.2, on such date of payment transfer to the Lessee all of the interest of the Lessor in the affected Property (in the case of a Leased Property) and release any Lessor Mortgage encumbering Property; provided, however, that the Lessee shall not be obligated to purchase the affected Property if the Lessee delivers a Replacement Notice within ten (10) days after receiving the Partial Termination Notice and completes the replacement in accordance with Section 19.2 within sixty (60) days after receiving the Partial Termination Notice.

      Section 15.2. Partial Termination Procedures. On the date of the payment by the Lessee of all amounts required to be paid under Section 15.1 in accordance with the procedures set forth in Section 15.1 (such date, the "Partial Termination Date"), the Lease Supplement relating to the affected Property shall terminate (or if the relevant Property is a Mortgaged Property, the Lessor Mortgage relating

                                                                    Master Lease

to such Mortgage shall be released) and this Master Lease shall terminate with respect to such affected Property, and the Lessor shall, at the Lessee's sole cost and expense, take the following actions in respect of the applicable affected Property upon the Lessor's receipt of all amounts due with respect to such affected Property and all other amounts then due in accordance with Section 15.1:

            (a) if the relevant Property is a Leased Property, the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's sole cost and expense: (x) a quitclaim deed with respect to the affected Property, containing representations and warranties of grantor regarding the absence of Lessor Liens (but no other representations or warranties), and (y) an assignment of the entire interest of the Lessor in such affected Property (which shall include an assignment of all of the right, title and interest of the Lessor in and to any Excess Casualty/Condemnation Proceeds), in each case in recordable form and otherwise in conformity with local custom to the extent consistent with the foregoing scope of the Lessor's representations and warranties and free and clear of the Lien of the Lessor Mortgage and any Lessor Liens;

            (b) if the relevant Property is a Leased Property, such affected Property shall be conveyed to the Lessee (or to the Lessee's designee) "AS IS" and in its then present physical condition;

            (c) the Lessor shall convey to the Lessee any Excess
      Casualty/Condemnation Proceeds with respect to the affected Property;

            (d) if the relevant Property is a Leased Property, the Lessor shall execute and deliver to the Lessee (or its designee) and, if requested by the Lessee, the Lessee's title insurance company, an affidavit as to the absence of Lessor Liens; and

            (e) (i) the Lessee and the Lessor shall execute and deliver to each other a statement of termination of this Master Lease with respect to such affected Property and, if the relevant Property is a Leased Property, a termination of the Lease Supplement covering such affected Property, and
      (ii) the Lessor shall execute such terminations, releases or other instruments as the Lessee may reasonable request to evidence the release of any Lessor Mortgage encumbering such Property.

                                   ARTICLE XVI

                             LEASE EVENTS OF DEFAULT

      Section 16.1. Lease Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of Default":

            (a) any representation or warranty made or deemed made by the Lessee in or in connection with the execution and delivery of this Master Lease or the other Operative Documents or the transactions contemplated hereby or thereby (including any representation or warranty contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Operative Document) shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) any default shall be made in the payment of any Basic Rent, Property Cost, Aggregate Property Cost, Termination Price, Termination Base Amount or Lease Balance when

                                                                    Master Lease

      and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) the Lessee shall fail to pay any Fee or Supplemental Rent (other than an amount referred to in paragraph (b) above) when due under the Operative Documents and such failure shall be continuing on the tenth
      (10th) Business Day following the date on which the Lessee receives written notice that such amount is due and payable;

            (d) any default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 10.1(a), 10.1(e), 10.2(a), 10.2(b), 10.2(c) or 10.2(d) of the Participation
      Agreement and, in the case of any default under Section 10.2(b) of the Participation Agreement, such default shall continue for thirty (30) days;

            (e) any default shall be made in the due observance or performance of any covenant, condition or agreement contained herein or in any other Operative Document (other than those specified in paragraph (b), (c) or (d) above or paragraph (l) below) and (i) in the case of any such covenant, condition or agreement contained in clauses (a) through (i) of
      Section 10.1 of the Participation Agreement or contained in Section 10.2 of the Participation Agreement, such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Lessor or any Investor to the Lessee and (ii) in the case of any other such covenant, condition or agreement, such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Lessor or any Investor to the Lessee or, if such default cannot reasonably be remedied within such thirty (30) day period, the Lessee shall have failed to remedy such default prior to the period ending on the 120th day following such notice to the Lessee or shall have failed to diligently pursue such remedy during such period;

            (f) the Lessee or any Lessee Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $20,000,000, beyond the period of grace, if any, provided in the agreement or instrument under which such Indebtedness was created, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, or any other event shall occur or condition shall exist, beyond the period of grace, if any, provided in such agreement or instrument, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice) to cause, such Indebtedness to become due prior to its stated maturity;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Lessee, or of a substantial part of the property or assets of the Lessee or any Lessee Subsidiary with assets having gross book value in excess of $25,000,000, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Lessee or for a substantial part of the property or assets of the Lessee or any Lessee Subsidiary with assets having gross book value in excess of $25,000,000 or (iii) the winding up or liquidation of the Lessee; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Lessee or any Lessee Subsidiary with assets having a gross book value in excess of $25,000,000 shall (i) voluntarily commence any proceeding or file any petition seeking

                                                                    Master Lease

      relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Lessee or for a substantial part of the property or assets of the Lessee, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (i) one or more final judgments shall be entered by any court against the Lessee or any of the Lessee Subsidiaries for the payment of money in an aggregate amount in excess of $100,000,000 and such judgment or judgments shall not have been paid, covered by insurance, discharged or stayed for a period of sixty (60) days, or a warrant of attachment or execution or similar process shall have been issued or levied against property of the Lessee or any of the Subsidiaries to enforce any such judgment or judgments;

            (j) an ERISA Event shall have occurred that, in the opinion of the Lessor, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

            (k) a Change in Control shall occur;

            (l) any insurance required to be maintained by the Lessee pursuant to Article XIII of this Master Lease shall fail to be in effect or any default shall be made in the due observance or performance of any covenant, condition or agreement contained in Article VI or Section 11.1(a);

            (m) any Operative Document to which the Lessee is a party or any Lien granted by the Lessee under any Operative Document shall, in whole or in material part, terminate, cease to be effective against, or (other than as expressly provided therein) cease to be the legal, valid, binding and enforceable obligation of the Lessee other than as permitted under, or pursuant to the terms of, or in connection with a transaction permitted by, any Operative Document;

            (n) the Lessee shall directly or indirectly contest the effectiveness, validity, binding nature or enforceability of any Operative Document or any Lien granted under any Operative Document;

            (o) any contract, permit or license in connection with any Property (including any in connection with the use, occupancy, zoning or operation of any Property) shall cease to be in full force and effect and such cessation, in the aggregate with any such cessation affecting any other Property, shall have had, or could reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the Fair Market Sales Value, condition, utility, remaining useful life or residual value of any Property; or

            (p) any Casualty or Condemnation affecting any Property shall have occurred and the aggregate Termination Base Amounts of all Properties then unaffected by any Casualty or Condemnation shall be less than 30% of the Aggregate Original Property Cost.

      Section 16.2. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter, the Lessor may, so long as such Lease Event of Default is continuing, do one or more of the

                                                                    Master Lease

following (and in such order) as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default (including the obligation of the Lessee to purchase all of the Properties as set forth in Section 18.2):

            (a) The Lessor may declare the entire outstanding Lease Balance to be immediately due and payable, whereupon the Lease Balance shall become forthwith due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Lessee; provided, however, that upon the occurrence of an Event of Default described in clause (g) or (h) of Section 16.1, (A) the obligation of the Lessor to acquire any Leased Property on the Acquisition Date shall automatically terminate and (B) the Lease Balance shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Lessee;

            (b) The Lessor may make demand upon the Lessee for the amounts due under the Operative Documents;

            (c) The Lessor may, by notice to the Lessee, rescind or terminate this Master Lease as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of any Leased Property (or any portion thereof) by the Lessor (or its agents) will be construed as an election on the Lessor's part to terminate this Master Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Master Lease for a continuing Lease Event of Default, and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any Leased Property shall be valid unless the same be made in writing and executed by the Lessor;

            (d) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return all of the Leased Properties promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of this Lease (including Sections 8.2, 8.3, 9.1, 10.1 and 11.1 hereof) as if the Properties were being returned on the Scheduled Lease Termination Date, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith, and
      (ii) without prejudice to any other remedy that the Lessor may have for possession of the Properties, and to the extent and in the manner permitted by Applicable Law and any applicable DOD Restrictions, enter upon any Leased Property and take immediate possession of (to the exclusion of the Lessee) the Leased Properties or any part thereof and expel or remove the Lessee and any other Person who may be occupying any Leased Property, by summary proceedings or otherwise, all without liability to the Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to any property caused by such taking or otherwise and, in addition to the other damages of the Lessor, the Lessee shall be responsible for all costs and expenses incurred by the Lessor, the Investors and/or the Arranger in connection with any reletting, including reasonable brokers' fees and all costs of any alterations or repairs required to be made by the Lessor so that the Properties achieve the standard of condition required by this Master Lease;

            (e) As more fully set forth in Section 16.4 hereof, in each Lease Supplement (and consistent with the intent of the parties as detailed in Article XXV hereof) and in each Lessor Mortgage, the Lessor may exercise all remedies available to a mortgagee, secured party, beneficiary or trustee under law or equity, including, to the extent permitted by law, the right to sell all or any part of the Properties at public or private sale, as the Lessor may determine;

                                                                    Master Lease

            (f) The Lessor may, at its option, elect not to terminate this Master Lease and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due to the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Master Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of any Leased Property by the Lessee or re-entry of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Master Lease and may make the necessary repairs in order to relet any Leased Property, and relet such Leased Property or any part thereof for such term or terms (which may be for a long term extending beyond the Lease Term of this Master Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting, all rentals actually received by the Lessor from such reletting shall be applied to the Lessee's Obligations in the manner provided in Section 7.4 of the Participation Agreement. If such rentals received from such reletting during any period are less than the Rent to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor, to the Lessor on the next Scheduled Payment Date;

            (g) Unless all of the Leased Properties have been sold in their entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under clause
      (d), (e) or (f) of this Section 16.2 with respect to any or all of the Properties or any portions thereof, demand, by written notice to the Lessee specifying a date not earlier than twenty (20) days after the date of such notice, that the Lessee purchase, on the date specified in such notice, all of the unsold Properties in accordance with the provisions of
      Article XXI and Section 18.2 for an amount equal to the then outstanding Lease Balance;

            (h) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's rights to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the Expiration Date, in which event such suit shall be deemed not to have accrued until the Expiration Date;

            (i) The Lessor may retain and apply against the Lease Balance all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Master Lease (including any amounts held by the Lessor pursuant to Section 14.2); or

            (j) The Lessor, to the extent permitted by Applicable Law, as a matter of right and with notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of any part of each Property, and the Lessee hereby irrevocably consents to any such appointment. Any such receivers shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of the applicable Property unless such receivership is sooner terminated.

      The Lessor shall be entitled to enforce payment of the indebtedness and performance of the Obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement shall prejudice or in any manner affect the Lessor's right to realize upon or

                                                                    Master Lease

enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which the Lessor may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including in connection with the assignment of rents to the Lessor, or the appointment of a receiver and the entry of such receiver onto all or any part of the Properties), be deemed a "mortgagee in possession," and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

      If, pursuant to the exercise by the Lessor of its remedies pursuant to this Section 16.2, the Lease Balance and all other amounts due and owing from the Lessee under this Master Lease and the other Operative Documents have been paid in full, then the Lessor shall remit to the Lessee any excess amounts received by the Lessor.

      If requested by the Lessor in connection with the exercise of its remedies pursuant to this Section 16.2, subject to the good faith mutual agreement of the Lessor and the Lessee, the Lessee hereby agrees to enter into an operating agreement with respect to the Properties having a term no longer than one year and in connection therewith to serve as the operator of the Properties; provided that such agreement shall be on market terms established in good faith and reasonably acceptable to the Lessor and the Lessee.

      Section 16.3. Waiver of Certain Rights. (a) To the maximum extent permitted by law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of any Property or any interest therein, (b) if this Master Lease shall be terminated pursuant to Section 16.2, the Lessee waives, to the fullest extent permitted by law, (i) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (ii) any right of redemption, re-entry or repossession;
(iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (iv) any other rights that might otherwise limit or modify any of the Lessor's rights or remedies under this Article XVI.

      Section 16.4. Mortgage/Deed of Trust Remedies. Without limiting any other remedies set forth in this Master Lease, and also, without limiting the generality of Article XXV hereof, the Lessor may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder or under the Lease Supplements, or (to the extent permitted by law) for the sale of each Property, pursuant to a power of sale, or against the Lessee on a recourse basis for the Lease Balance, or for the specific performance of any covenant or agreement contained herein or in aid of the execution of any power granted herein, or for the appointment of a receiver pending any foreclosure hereunder (or under the Lease Supplements) or the sale of any Property, or for the enforcement of any other appropriate legal or equitable remedy. The Lessor shall have all rights available to a mortgagee (or of a beneficiary under a deed of trust) or a secured party under the laws of the state where the relevant Property is located, including all rights granted under the specific statutes referenced in each Lease Supplement, if any (each such statute, as amended, is hereinafter referred to as a "Mortgage Foreclosure Act"). In the event that any provisions of this Master Lease shall be inconsistent with any Mortgage Foreclosure Act, the provisions of such Mortgage Foreclosure Act shall take precedence over such provision of this Master Lease, but shall not invalidate or render unenforceable any other provision of this Master Lease that can be construed in a manner

                                                                    Master Lease

consistent with such Mortgage Foreclosure Act. If any provision of this Master Lease shall grant the Lessor any rights or remedies upon default of the Lessee that are more limited than the rights that would otherwise be vested in the Lessor under such Mortgage Foreclosure Act in the absence of such provision, the Lessor shall be vested with the broader rights granted in such Mortgage Foreclosure Act to the full extent permitted by law. The Lessee agrees that the agreements of Lessee herein contained shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purpose of any suit brought pursuant hereto, the Lessee hereby waives, to the fullest extent permitted by law, the defense of laches and any applicable statute of limitations. In the event of foreclosure, the Lessee authorizes and empowers the Lessor to effect insurance upon the Properties in amounts aforesaid for a period covering the time of redemption from foreclosure sale provided by law, and if necessary therefor, to cancel any or all existing insurance policies required to be maintained under this Master Lease.

                                  ARTICLE XVII

         LESSOR'S RIGHT TO CURE; LESSOR'S OBLIGATION TO FORWARD NOTICES

      Section 17.1. The Lessor's Right to Cure the Lessee's Lease Defaults. The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by Article XIII, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee (but subject to any applicable DOD Restrictions), enter upon any Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor as Supplemental Rent.

      Section 17.2. Lessor's Obligation to Forward Notices. The Lessor shall deliver to the Lessee copies of all notices received by the Lessor from any Governmental Authority (including all notices of any tax assessment, levy, duty or other bill from any Governmental Authority) with respect to the Lessee or any Property promptly but in any event within ten (10) Business Days after the Lessor's receipt thereof.

                                 ARTICLE XVIII

                               PURCHASE BY LESSEE

      Section 18.1. Purchase Option on Expiration Date. The Lessee shall have the right at its option to purchase the Lessor's interest in all (but not less than all) of the Leased Properties on the Scheduled Lease Termination Date in accordance with this Section 18.1 (the "Purchase Option") by delivering prior written notice thereof not later than one hundred eighty (180) days prior to the Scheduled Lease Termination Date to the Lessor and, unless the Lessee shall have properly exercised the Return Option and shall have fulfilled all of the requirements of Article XX, the Lessee shall be deemed to have elected to purchase the Lessor's interest in all of the Leased Properties pursuant to this
Section 18.1. Any such notice or deemed election shall be irrevocable. If the Lessee shall have elected (or shall have been deemed to have elected) to purchase all of the Leased Properties under this Section, then, subject to the terms, conditions and provisions set forth in this Section, and in accordance with the procedures set forth in Section 21.1, the Lessee (or its designee) shall purchase from the Lessor, and the Lessor shall convey to the Lessee (or its designee), on the Scheduled Lease Termination Date all of the interest of the Lessor in all of the Leased Properties for an amount equal to one dollar ($1); provided that the Lessee shall have paid all accrued and unpaid Basic Rent and all Supplemental Rent owing on the Scheduled Lease

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                                                                    Master Lease

Termination Date (including the final payment of Fixed Rent) after giving effect to such purchase. The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase, the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Master Lease, including the obligation to pay the Lessor the final Basic Rent payment on the Scheduled Lease Termination Date.

      Section 18.2. Acceleration of Purchase Obligation. The Lessee shall be obligated to purchase for an amount equal to the Lease Balance all of the interest of the Lessor in all of the Leased Properties automatically and without notice upon the occurrence of any Lease Event of Default described in clause (g) or (h) of Section 16.1. Any purchase under this Section 18.2 shall be in accordance with the procedures set forth in Section 21.1.

                                  ARTICLE XIX

        TERMINATION OR REPLACEMENT FOR OBSOLESCENCE, EVENT OF LOSS, ETC.

      Section 19.1. Right of Termination.

      (a) Termination Option. The Lessee shall have the right at its option (the "Termination Option") to terminate the Lease with respect to one or more Properties (including any Mortgaged Property) if: (i) such Property or Properties are no longer being used by the Lessee or any of its Affiliates in its business as a result of such Property or Properties (x) becoming obsolete or surplus to the Lessee's or such Affiliate's requirements, (y) suffering a Casualty or Condemnation or (z) suffering a title defect or Environmental Violation or (ii) the Indemnitees shall have demanded payment from the Lessee of amounts owing under Article XIII of the Participation Agreement as a result of events outside of the control of the Lessee, the payment of which, in the aggregate, cause the implicit rate of return on the Aggregate Property Cost to increase by more than 0.20% above the implicit rate of return anticipated on the Acquisition Date or (iii) such Property or Properties are intended to be held for sale (any event described in clause (iii), a "Sale Termination Event" and any event described in clause (i), (ii) or (iii), a "Termination Event," and the applicable Property to which the Termination Event relates, the "Terminated Property"). To exercise this option the Lessee shall deliver a written notice (a "Termination Notice") to the Lessor and each Investor specifying a proposed date of termination for such Property that is no earlier than thirty (30) days after the date such Termination Notice is delivered (the "Termination Date"). Any such termination shall be effective on the Termination Date upon the Lessee's compliance with this Section 19.1; provided that:

            (A) in the case of a Termination Event described in clause (i), (1) the Lessee shall not have the right to exercise its Termination Option at any time prior to the third (3rd) anniversary of the Acquisition Date (except in the case of a Termination Option exercised pursuant to clause
      (y) of such clause (i), which may be exercised at any time), (2) the determination that the applicable Property qualifies for termination pursuant to clause (i) shall be made by the Lessee in good faith, and (3) the Termination Notice shall contain a certificate executed by the Chief Financial Officer of the Lessee certifying that the applicable Property qualifies for termination pursuant to clause (i) of this Section 19.1(a);

            (B) in the case of a Termination Event described in clause (ii), (1) the Lessee shall exercise its Termination Option with respect to all and not less than all of the Properties

                                                                    Master Lease

      and (2) the determination that the Properties qualify for termination pursuant to clause (ii) shall be made jointly by the Lessor and Lessee in good faith; and

            (C) in the case of a Termination Event described in clause (iii),
      (1) the Lessee shall not have the right to exercise its Termination Option prior to the third (3rd) anniversary of the Acquisition Date and (2) the Termination Notice shall contain a certificate executed by the Chief Financial Officer of the Lessee certifying that such Property is intended to be held for sale.

The Lessee will reimburse the Lessor and each Investor for all Break Costs and all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by any thereof in connection with such termination or proposed termination. On the Termination Date, the Lessee shall pay or cause to be paid to the Lessor (or in the case of Supplemental Rent, to the Persons entitled thereto) in funds of the type specified in Section 3.4, an amount equal to the sum of (x) the Termination Price of the Terminated Property (or, if the applicable Termination Event is a Sale Termination Event, an amount equal to the unamortized Termination Base Amount of the Terminated Property plus the Termination Indemnity Amount for such Property on the applicable Termination
Date) plus (y) all accrued and unpaid Accrual Rent allocable to an amount of Property Cost equal to the Termination Base Amount to be paid on such Termination Date plus (z) without duplication, all Basic Rent and Supplemental Rent (including Break Costs) then due and owing after giving effect to such termination (including all Supplemental Rent that shall have been demanded pursuant to Article XIII of the Participation Agreement), in each case calculated as of the Termination Date, it being understood that until such sums are paid, there shall be no abatement or reduction of Basic Rent on account of the applicable Termination Event or otherwise. All payments received by the Lessor from the Lessee pursuant to this Section 19.1 will be distributed and applied by the Lessor in accordance with Article VII of the Participation Agreement.

      (b) Transfer of Property. Upon the payment of all sums required to be paid pursuant to Section 19.1(a) in respect of any Terminated Property or Terminated Properties, the Lessor shall (x) in the case of Terminated Properties that are Leased Properties, transfer the applicable Terminated Property or Terminated Properties to the Lessee or its designee in accordance with the procedures set forth in Section 21.1 or (y) in the case of any Terminated Property that is a Mortgaged Property, comply with the procedures set forth in clause s(c) and (e) of Section 21.1.

      (c) Termination of Lease. In the event of any such sale and receipt by the Lessor of all of the amounts provided in Section 19.1(a) in respect of a Terminated Property that is a Leased Property and upon compliance by the Lessee with the other provisions of this Section 19.1, the obligation of Lessee to pay Basic Rent hereunder for such Terminated Property shall cease and the Lease Term for the Terminated Property shall end.

      Section 19.2. Replacement. Following the occurrence of any Termination Event described in clause (i) or (iii) of Section 19.1(a), the Lessee shall have the right at its option (the "Replacement Option") to replace the applicable Terminated Property in accordance with this Section 19.2.

      (a) Requirements. To exercise the Replacement Option the Lessee shall deliver a written notice (a "Replacement Notice") to the Lessor and each Investor specifying a proposed date of replacement for such Property that is no earlier than thirty (30) days after the date such Termination Notice is delivered (the date of such replacement in accordance with Section 19.2(b) below, the "Replacement Date"). The Lessee shall comply with the provisions of clause (b) below applicable to such replacement and shall either (x) if the applicable Terminated Property is a Leased Property, convey or cause to be conveyed to the Lessor on the Replacement Date one or more replacement Properties (each such Property, a "Replacement Property") for the applicable Terminated Property or Terminated

                                                                    Master Lease

Properties, with such Replacement Properties to be leased to the Lessee hereunder from and after the Replacement Date or (y) if the applicable Terminated Property is a Mortgaged Property, grant to the Lessor a Lien on a Replacement Property pursuant to a Lessor Mortgage in form and substance reasonably satisfactory to the Lessor; provided that, in each case, (1) the determination that the applicable Property qualifies for replacement as a result of satisfying the requirements of clause (i) or (iii) of Section 19.1(a) shall be made by the Lessee in good faith and (2) the Replacement Notice shall contain a certificate executed by the Chief Financial Officer of the Lessee certifying that the applicable Property qualifies for replacement as a result of satisfying the requirements of clause (i) or (iii) of Section 19.1(a); and provided, further, that the following conditions are satisfied:

            (i) each Replacement Property shall be located in the continental United States,

            (ii) each Replacement Property shall be free and clear of all Liens (other than Permitted Property Liens);

            (iii) such Replacement Property or Replacement Properties shall have a Fair Market Sales Value, in the aggregate, at least equal to unamortized Termination Base Amount of the applicable Terminated Property;

            (iv) in no event shall such Replacement Property or Replacement Properties have a remaining economic useful life of less than fifteen (15) years;

            (v) there shall be no fewer than three (3) Properties subject to this Master Lease after giving effect to such replacement;

            (vi) each of the conditions set forth in Section 6.1 of the Participation Agreement shall have been satisfied (except that each reference to a Subject Property shall be deemed to refer to the Replacement Property and each reference to the Acquisition Date shall be deemed to refer to the applicable Replacement Date); and

            (vii) the representations and warranties of the Lessee set forth in
      Section 8.2 of the Participation Agreement shall be true and correct with respect to the Lessee and such Replacement Property on and as of the applicable Replacement Date.

      (b) Items to be delivered. Prior to any replacement of any Property and as a condition to such replacement, the Lessee, at its own expense, will:

            (i) furnish to the Lessor each of the items set forth in Section 6.1 of the Participation Agreement in each case with respect to the proposed Replacement Property and on and as of the Replacement Date (instead of the Acquisition Date),

            (ii) cause a Lease Supplement substantially in the form of Exhibit A hereto and dated as of the Replacement Date, subjecting such Replacement Property to this Lease and duly executed by the Lessee, to be delivered to the Lessor (or, if the applicable Terminated Property is a Mortgaged Property, cause a Lessor Mortgage covering such Replacement Property and dated as of the Replacement Date and duly executed by the Lessee to be delivered to the Lessor),

            (iii) upon execution of the Lease Supplement described in clause
      (ii) by the Lessee and the Lessor (or, if the applicable Terminated Property is a Mortgaged Property, upon execution of the Lessor Mortgage described in clause (ii) by the Lessee), cause such Lease Supplement (or Lessor Mortgage) to be filed for recordation in the same manner as provided for

                                                                    Master Lease

      the original Lease Supplement (or original Lessor Mortgage, as the case may be) in the Participation Agreement,

            (iv) furnish to the Lessor a Responsible Officer's Certificate of the Lessee certifying that the Replacement Property is free and clear of all Liens (other than Permitted Property Liens), and

            (v) furnish such other documents and evidence as the Lessor, any Investor or their respective counsel may reasonably request in order to establish the consummation of the transactions contemplated by this
      Section 19.2.

For all purposes hereof, (i) the Replacement Date shall be deemed to occur on the earliest date on which the Lessee shall have complied with all of the requirements of this clause (b) with respect to a replacement made in accordance with clause (a) above, (ii) title to each Replacement Property conveyed in connection with a Terminated Property that is a Leased Property shall be deemed to have been transferred to the Lessor as of the Replacement Date and (iii) (x) in the case of a Terminated Property that is a Leased Property, upon such passage of title thereto to the Lessor, and (y) in the case of a Terminated Property that is a Mortgaged Property, upon the recordation of the applicable Lessor Mortgage as required under Section 6.1(n) of the Participation Agreement, the Replacement Property shall be deemed a "Property" for all purposes of the Operative Documents and the original Property shall no longer be deemed to be a "Property" for purposes of the Operative Documents and, in the case of a Replacement Property for a Leased Property, the Replacement Property shall be deemed part of the Properties leased hereunder.

      (c) Transfer or Release of Replaced Property. Upon (i) the passage of title with respect to a Leased Property described in clause (b) above, the Lessor will transfer to the Lessee all Lessor's right, title and interest in and to the replaced Property or (ii) the recordation of a Lessor Mortgage with respect to a Mortgaged Property described in clause (b) above, the Lessor will release the Lessor Mortgage encumbering the replaced Property, in each case in accordance with the procedures set forth in Section 21.1. The Lessee shall promptly pay all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by the Lessor, the Lessor Administrator or any Investor in connection with any replacement pursuant to this Section 19.2, provided that the Lessee shall be responsible for the legal fees and expenses of only one set of lawyers for the Investors (in addition to any local counsel reasonably required by the Lessor or any Investor) unless the Investors and/or such counsel reasonably determines that such representation could create a conflict of interest. The Lessee further agrees that, upon receipt of fully signed counterparts of the Lease Supplement referred to in clause (ii) of Section 19.2(b), it will, at its sole cost and expense, cause such documents to be filed or recorded in the manner contemplated by Section 6.1(n) of the Participation Agreement.

                                   ARTICLE XX

                        RETURN OPTION; RETURN PROVISIONs

      Section 20.1. Option to Return. Subject to the fulfillment of each of the conditions set forth in this Section 20.1 and Section 20.2 (collectively, the "Return Conditions"), the Lessee shall have the option (the "Return Option") to return all (but not less than all) of the Leased Properties to the Lessor on the Expiration Date.

      The Lessee's effective exercise and consummation of the Return Option shall be subject to the due and timely fulfillment of each of the following provisions and the provisions of Section 20.2 as to each of the Leased Properties as of the dates set forth below:

                                                                    Master Lease

            (a) Unless a longer period is called for pursuant to any Applicable Law, on the date not later than one hundred eighty (180) days prior to the Scheduled Lease Termination Date, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Return Option.

            (b) Not later than one hundred and twenty (120) days prior to the Expiration Date, the Lessee shall deliver to the Lessor an Environmental Audit for each Property. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessor in the Lessor's discretion and shall contain conclusions satisfactory to the Lessor as to the environmental status of each Property as to which the Lessor shall be entitled to rely in accordance with the terms of the scope of services as set forth in the Environmental Audit prepared by the environmental consultant. If any such Environmental Audit indicates any exceptions calling for a Phase Two environmental assessment, the Lessee shall have also delivered prior to the Expiration Date a Phase Two environmental assessment by such environmental consultant and a written statement by such environmental consultant indicating that all such exceptions have been remedied in compliance with Applicable Law.

            (c) The Lessee shall have substantially completed all Modifications, restoration and rebuilding of the relevant Properties pursuant to Sections
      10.1 and 14.1 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to such Sections. The Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date. The Lessee shall not have been excused pursuant to Section 12.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the Expiration Date. Any Permitted Property Liens (other than Lessor Liens) on any Property that were contested by the Lessee shall have been removed and the Lessor shall have received evidence satisfactory to it that all Liens (other than Lessor Liens and uncontested Permitted Property Liens of the type described in clauses (i), (ii), (vii), (viii) and (ix) of the definition thereof) shall have been removed.

            (d) Not later than sixty (60) days prior to the Expiration Date, the Lessee shall have cured or caused to be cured all Environmental Violations affecting any Property and if ISRA is applicable, provide proof that it is in Compliance with ISRA.

            (e) The Lessee shall pay to the Lessor (or in the case of Supplemental Rent, to the Person entitled thereto) on or prior to the Expiration Date an amount equal to the outstanding Lease Balance in the type of funds specified in Section 3.4 hereof.

            (f) The Lessee shall return all of the Leased Properties in accordance with Section 20.2.

      Section 20.2. Return. If the Lessee elects its Return Option, the Lessee shall do each of the following with respect to each Leased Property at its own cost and expense, on or prior to the Expiration Date:

            (a) execute and deliver to the Lessor (or to the Lessor's designee)
      (A) a deed (warranting against acts and Liens of the Lessee and its Affiliates) with respect to its interest in the applicable Property, (B) a bill of sale with respect to its interest in all personalty and Equipment (if any) included in the applicable Property and (C) an assignment of the Lessee's entire interest in the applicable Property (which shall include an assignment of all of the Lessee's right, title and interest in and to all awards, compensation and insurance proceeds payable with respect to the applicable Property in connection with any Casualty or Condemnation affecting the applicable Property and an assignment of leases of the applicable Property), in each case in

                                                                    Master Lease

      recordable form and otherwise in conformity with local custom and free and clear of any Liens attributable to the Lessee or its Affiliates other than Permitted Property Liens referenced in clauses (i), (ii), (vii), (viii), and (ix) of the definition thereof;

            (b) execute and deliver to the Lessor and the Lessor's title insurance company an affidavit as to the absence of any Liens (other than Permitted Property Liens of the type described in clause (i), (ii), (vii),
      (viii) and (ix) of the definition thereof);

            (c) execute and deliver to the Lessor a statement of termination of this Master Lease and each Lease Supplement;

            (d) vacate each Leased Property and transfer possession of each Leased Property to the Lessor or any Person designated by the Lessor by surrendering the same into the possession of the Lessor or such Person, as the case may be, in the condition required by this Master Lease and in compliance with Applicable Law; and

            (e) cooperate fully with the Lessor and/or any Person designated by the Lessor to receive such Leased Property, which cooperation shall include: (i) if requested by the Lessor, subject to the good faith mutual agreement of the Lessor and the Lessee, the entering into of an operating agreement with respect to such Property having a term no longer than one year and in connection therewith serving as the operator of the such Property; (provided that such agreement shall be on market terms established in good faith and reasonably acceptable to the Lessor and the Lessee), (ii) providing copies of all records regarding the maintenance of such Property and all non-proprietary data and technical information relating thereto, (iii) providing a current copy of the applicable Plans and Specifications for each Property (if any), (iv) granting or assigning all assignable licenses necessary for the operation and maintenance of each Property and (v) cooperating reasonably in the seeking and obtaining of all necessary Governmental Action.

                                  ARTICLE XXI

                   PROCEDURES RELATING TO CONVEYANCE TO LESSEE

      Section 21.1. Provisions Relating to the Conveyance of Properties to the Lessee upon Certain Events. In connection with (x) the Lessee's exercise of its Termination Option with respect to any Property pursuant to Section 19.1, (y) the Lessee's exercise of its Replacement Option with respect to any Terminated Property to be replaced or (z) the Lessee's purchase of all of the Properties pursuant to Section 18.1, or in connection with the Lessee's obligations under
Section 16.2(g) or 18.2, then, upon the date on which this Master Lease is to terminate with respect to the relevant Property and upon tender by the Lessee of the amounts set forth in Section 19.1, 19.2, 16.2(g), 18.1 or 18.2, as applicable:

            (a) if the relevant Property is a Leased Property, the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense: (x) a quitclaim deed with respect to the relevant Property, containing representations and warranties of grantor regarding the absence of Lessor Liens (but no other representations or warranties), and (y) an assignment of the entire interest of the Lessor in such Property (which shall include an assignment of all of the right, title and interest of the Lessor in and to any Excess Casualty/Condemnation Proceeds), in each case in recordable form and otherwise in conformity with local custom to the extent consistent with the foregoing scope of the Lessor's representations and warranties and free and clear of the Lien of the Lessor Mortgage and any Lessor Liens;

                                                                    Master Lease

            (b) if the relevant Property is a Leased Property, such Property shall be conveyed to the Lessee (or to the Lessee's designee) "AS IS" and in its then present physical condition;

            (c) the Lessor shall convey to the Lessee any Excess
      Casualty/Condemnation Proceeds with respect to the Property;

            (d) if the relevant Property is a Leased Property, the Lessor shall execute and deliver to the Lessee (or its designee) and, if requested by the Lessee, the Lessee's title insurance company, an affidavit as to the absence of Lessor Liens; and

            (e) (i) the Lessee and the Lessor shall execute and deliver to each other a statement of termination of this Master Lease with respect to such Property and, if such Property is a Leased Property, a statement of termination of the Lease Supplement covering such Property, and (ii) the Lessor shall execute such terminations, releases or other instruments as the Lessee may reasonably request to evidence the release of any Lessor Mortgage encumbering such Property.

                                  ARTICLE XXII

                              ESTOPPEL CERTIFICATES

      Section 22.1. Estoppel Certificates. At any time and from time to time upon not less than twenty (20) Business Days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party a certificate signed by (i) in the case of the Lessee, a Responsible Officer of the Lessee and (ii) in the case of the Lessor, the Lessor Administrator, certifying that this Master Lease is in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder and, if so, the nature of such alleged default; and such other matters under this Master Lease as the Requesting Party may reasonably request.

      Any such certificate furnished pursuant to this Article XXII may be relied upon by, and any existing or prospective mortgagee, purchaser or lender.

                                 ARTICLE XXIII

                             ACCEPTANCE OF SURRENDER

      Section 23.1. Acceptance of Surrender. No surrender to the Lessor of this Master Lease or of all or any of the Leased Properties or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor, and no act by the Lessor or any representative or agent of Lessor, other than a written acceptance, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXIV

                               NO MERGER OF TITLE

      Section 24.1. No Merger of Title. There shall be no merger of this Master Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Master Lease or the leasehold estate created hereby or

                                                                    Master Lease

any interest in this Master Lease or such leasehold estate, (b) the fee estate in any Property, except as may expressly be stated in a written instrument duly executed and delivered by the Lessor, or (c) a beneficial interest in the Lessor.

                                  ARTICLE XXV

                              INTENT OF THE PARTIES

      Section 25.1. Ownership of the Property. (a) The parties hereto intend that for (i) financial accounting purposes with respect to the Lessee, (ii) United States federal and all United States state and local income tax purposes and (iii) United States state real estate and commercial law and bankruptcy purposes,

            (A) the Lease will be treated as a financing arrangement,

            (B) the Lessor will be deemed a lender making a loan to the Lessee in an aggregate amount equal to the Aggregate Original Property Cost which loan is secured by the Properties, and

            (C) the Lessee will be treated as the owner of the Leased Properties described in the Lease Supplements and will be entitled to all tax benefits ordinarily available to an owner of properties similar to the Properties for such tax purposes.

Specifically, without limiting the generality of the foregoing, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting the Lessee, the Lessor or the Investors or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made to the Lessee by the Lessor and the Investors as unrelated third party lenders of the Lessee. Nevertheless, the Lessee acknowledges and agrees that none of the Lessor, the Arranger or any Investor has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate. The parties hereto will not take any position inconsistent with the intentions expressed herein.

      (b) It is the intent of the parties hereto that this Lease grants a security interest and mortgage or deed to secure debt or deed of trust, as the case may be, in and on each Property to the Lessor for the benefit of the Lessor to secure the performance of the Lessee under and payment of all amounts under this Master Lease and the other Operative Documents all as more specifically set forth in each Lease Supplement.

      (c) Tax Ownership. The Lessor represents and warrants to the Lessee that it will not, prior to the termination of the Lease with respect to a Property, claim ownership of (or any tax benefits, including depreciation, with respect to) such Property for any United States income tax purposes (unless required to do so by a Governmental Authority), it being understood that the Lessee is and will remain the owner of such Property for such United States income tax purposes until the termination of the Lease with respect thereto.

                                                                    Master Lease
                                  ARTICLE XXVI

                                  MISCELLANEOUS

      Section 26.1. Severability. If any term or provision of this Master Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provision shall not be affected thereby.

      Section 26.2. Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Master Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by the Lessee and the Lessor.

      Section 26.3. No Waiver. No failure by the Lessor, any Investor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Master Lease, and this Master Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

      Section 26.4. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of,
Section 14.3 of the Participation Agreement.

      Section 26.5. Successors and Assigns. All the terms and provisions of this Master Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that the Lessee may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lessor (and any attempted assignment or transfer by the Lessee without such consent shall be null and void).

      Section 26.6. Headings and Table of Contents. The headings and table of contents in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 26.7. Counterparts. This Master Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

      Section 26.8. GOVERNING LAW. THIS MASTER LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TITLE 14 OF
ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW (EXCEPT AS OTHERWISE SET FORTH IN THE LEASE SUPPLEMENT WITH RESPECT TO THE CREATION AND PERFECTION OF THE LIENS AND SECURITY INTERESTS IN EACH PROPERTY AND THE RIGHTS AND REMEDIES OF THE LESSOR WITH RESPECT TO EACH PROPERTY).

      Section 26.9. Original Lease. The single executed original of this Master Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of the Lessor therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Master Lease (the "Original Executed Counterpart"). To the extent that this Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial

                                                                    Master Lease

Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

      Section 26.10. Time of Essence. With respect to each of the Lessee's obligations under this Master Lease, time is of the essence, and the Lessee hereby acknowledges and confirms the foregoing.

      Section 26.11. Liability Limited. The obligations of the Lessor hereunder are subject to the limitations set forth in Section 14.10 of the Participation Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Master Lease to be duly executed and delivered as of the date first above written.

                                     ITT INDUSTRIES, INC., as Lessee

                                     By /s/ Donald Foley
                                        ---------------------------------
                                     Name:  Donald Foley
                                     Title: Senior Vice President, Treasurer and
                                            Director of Tax

                                                                    MASTER LEASE

                                     REXUS L.L.C., as Lessor

                                     By /s/ Larry Bowman
                                        ----------------------------------
                                     Name:  Larry Bowman
                                     Title: President

                                                                    MASTER LEASE

      THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART, Receipt of this original counterpart of the foregoing Master Lease is hereby acknowledged as of the date hereof.

                                     REXUS L.L.C., as Lessor

                                     By /s/ Larry Bowman
                                        ----------------------------------
                                     Name:  Larry Bowman
                                     Title: President

                                                                    MASTER LEASE

                                                                      SCHEDULE I
                                                                 TO MASTER LEASE

                                   FIXED RENT

                             FIXED RENT                ACCRUAL RENT              BASIC RENT
    DATE (*)                    (1)                       (2)                    = (1) + (2)
    --------                    ---                       ---                    -----------
December 31, 2004            0.231213%                 0.182810%                  0.414023%
December 30, 2005            6.052098%                 4.742075%                 10.794173%
December 29, 2006            6.339758%                 4.454415%                 10.794173%
December 31, 2007            6.606862%                 4.187311%                 10.794173%
December 31, 2008            6.934026%                 3.860147%                 10.794173%
December 31, 2009            7.275057%                 3.519116%                 10.794173%
December 31, 2010            7.621795%                 3.172378%                 10.794173%
December 30, 2011            7.992755%                 2.801418%                 10.794173%
December 31, 2012            8.352699%                 2.441475%                 10.794173%
December 31, 2013            8.764104%                 2.030070%                 10.794173%
December 17, 2014           33.829632%                 1.550518%                 35.380150%
                           ----------                 ---------                 ----------
   Total                   100.000000%                32.941733%                132.941733%
                           ----------                 ---------                 ----------

(*) Basic Rent is payable on the exact scheduled date before 10:00 a.m., New York City time

                                                                    MASTER LEASE

                                   APPENDIX A

                                 TO MASTER LEASE

      A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

      (i) the singular number includes the plural number and vice versa;

      (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

      (iii) reference to any gender includes each other gender;

      (iv) reference to any agreement, document or instrument (including any Operative Document) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

      (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

      (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto, and reference in any Section of any Operative Document to any clause means such clause of such Section;

      (vii) "hereunder," "hereof, "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

      (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

      (ix) with respect to any rights and obligations of the parties under the Operative Documents, all such rights and obligations shall be construed to the extent permitted by Applicable Law.

      B. Computation of Time Periods. Unless otherwise specified in any Operative Document, for purposes of computation of periods of time under the Operative Documents, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

      C. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 10.1 or 10.2 of the Participation Agreement, such terms shall be construed in accordance with GAAP as in effect on the Acquisition Date applied on a basis consistent with the application used in preparing the Lessee's audited financial statements referred to in Section 8.1(e)(i) of the Participation Agreement; provided that, if the Lessee notifies the Lessor that the Lessee requests an amendment to any

                                                                      Appendix A

provision hereof to eliminate the effect of any change occurring after the Acquisition Date in GAAP or in the application thereof on the operation of such provision (or if the Lessor notifies the Lessee that the Investors request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that GAAP as used in the Operative Documents shall be applied without application of FAS 133.

      D. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Documents shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

      E. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Documents to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

      F. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

      "1940 Act" is defined in Section 8.1 of the Participation Agreement.

      "Account" means the account identified by the Lessor in a writing delivered to Lessee into which all payments by the Lessee under the Operative Documents shall be made. The initial Account shall be specified on Schedule II to the Participation Agreement.

      "Accrual Rent" means the portion of Basic Rent that is described in
Section 3.5 of the Master Lease.

      "Acquisition Date" is defined in Section 6.1 of the Participation
Agreement.

      "Acquisition Date Notice" is defined in Section 3.4 of the Participation Agreement.

      "Affected Party" means the Lessor or any Investor.

      "Affiliate" means, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

      "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

      "Aggregate Original Property Cost" means the sum of the Original Property Costs for all Leased Properties.

                                                                      Appendix A

      "Aggregate Property Cost" means, as of any date, the sum of the Property Costs for all Leased Properties then subject to the Master Lease.

      "Allocated Payments" means, with respect to any Leased Property, any payment (or portion of any payment) applied to the Property Cost of such Property pursuant to clause fifth of Section 7.2 of the Participation Agreement.

      "Applicable Law" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any applicable Person, any Property, the Improvements thereon or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limited the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 1201 et seq. and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments that are of record affecting any Property, the Appurtenant Rights and any easements, licenses or other agreements.

      "Applicable Rate" means 4.700834% per annum.

      "Appraisal" means, with respect to any Replacement Property, an appraisal of the Fair Market Sales Value of such Replacement Property, which Appraisal complies in all material respects with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other Applicable Law, and is addressed to the Lessor. Each Appraisal shall be prepared by a qualified real estate appraiser selected by the Lessor and reasonably acceptable to the Lessee.

      "Appurtenant Rights" means, with respect to any Land or Property, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, and other rights and benefits at any time belonging or pertaining to such Land or the Improvements thereon, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land and (iii) all of the Lessee's right, title and interest in all general intangibles relating to the design, development, operation, management and use of the applicable Property, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any Governmental Authority in connection with the development, use, operation or management of the applicable Property, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the applicable Property, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the applicable Property, and all payment and performance bonds or warranties or guarantees relating to the applicable Property, all to the extent assignable.

      "Arrangement Letter" means the letter agreement dated November 26, 2003 between Air Bail and the Lessee with respect to the engagement of Air Bail as the arranger in connection with the transactions described therein.

      "Arranger" means Air Bail S.A.S., in its capacity as arranger.

                                                                      Appendix A

      "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect or any successor thereto.

      "Basic Rent" means, as determined on any date, the sum of (a) the amount of accrued and unpaid Accrual Rent then due and (b) the amount of Fixed Rent due and unpaid on such date.

      "Board" means the Board of Governors of the Federal Reserve System of the United States.

      "Break Costs" means an amount equal to the amount, if any, required to compensate an Affected Party for all losses, costs and expenses (including any loss, cost or expense incurred by reason of any funding, hedging or other contracts entered into by the Affected Party to fund its capital contribution to the Lessor (in the case of an Investor) or its payment of the Property Costs (in the case of the Lessor) or by reason of the liquidation or reemployment of deposits or funds acquired by the Affected Party to fund its obligations under the Operative Documents, but excluding loss of anticipated profit) it may incur as a result of (x) the Lessee's payment of Rent other than on a Scheduled Payment Date (except for Rent not due on a Scheduled Payment Date), (y) any Property Cost not being paid by the Lessor on the date specified therefor in the Acquisition Date Notice (other than as a result of a breach by an Investor of its obligation under Section 4.02(a)(i) of the Lessor LLC Agreement to make certain capital contributions to the Lessor) or (z) the Lessee's payment of the Aggregate Property Cost, any Property Cost, any Termination Price or any Termination Base Amount. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by an Affected Party to the Lessee shall be correct and binding on the Lessee absent manifest error.

      "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

      "Capitalized Lease-Back Obligation" means with respect to a Principal Property, at any date as of which the same is to be determined, the total net rental obligations of the Lessee or a Restricted Subsidiary under a lease of such Principal Property, entered into as part of an arrangement to which the provisions of Section 5.11 of the Existing Credit Agreement are applicable (or would have been applicable had such Restricted Subsidiary been a Restricted Subsidiary at the time it entered into such lease), discounted to the date of computation at the rate of interest per annum implicit in the lease (determined in accordance with GAAP). The amount of the net rental obligation for any calendar year under any lease shall be the sum of the rental and other payments required to be paid in such calendar year by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not herein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

      "Casualty" means any damage or destruction of all or any portion of any Property as a result of a fire, flood, earthquake or other casualty.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

      "Certifying Party" is defined in Section 22.1 of the Master Lease.

      "Change in Control" shall be deemed to have occurred if (a) any person or group of persons shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of the Lessee (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder), or (b) during any period of 12 consecutive months, commencing after the

                                                                      Appendix A

Documentation Date, individuals who on the first day of such period were directors of the Lessee (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Lessee.

      "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including reasonable legal fees and expenses) of any nature whatsoever, but shall not include Taxes or Impositions.

      "Clifton Property" means the Property located in Clifton, New Jersey and described on Schedule III to the Participation Agreement.

      "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

      "Commitment Percentage" means, with respect to any Investor, the percentage set forth opposite such Investor's name under the heading "Commitment Percentage" on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time.

      "Compliance with ISRA" is defined in Section 10.1(k) of the Participation Agreement.

      "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

      "Consolidated EBITDA" means, for any period, (a) Consolidated Net Income for such period, plus (b) provisions for taxes based on income during such period, plus (c) Consolidated Interest Expense for such period, plus (d) total depreciation expense for such period, plus (e) total amortization expense for such period, plus (f) restructuring charges recorded during such period minus
(g) cash expenditures during such period that are applied against restructuring charges recorded during such period or any prior period, all of the foregoing as determined on a consolidated basis for the Lessee and the Subsidiaries in accordance with GAAP; provided there shall be excluded from such calculation the net gains or losses associated with the sale of any asset not in the ordinary course of business.

      "Consolidated Interest Expense" means, for any period, the gross interest expense of the Lessee and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, for any period, net income or loss of the Lessee and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Tangible Assets" means the total of all assets appearing on a consolidated balance sheet of the Lessee and its Restricted Subsidiaries, prepared in accordance with GAAP (and as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined), less the sum of the following items as shown on said consolidated balance sheet:

                                                                      Appendix A

            (i) the book amount of all segregated intangible assets, including such items as good will, trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses and unamortized debt discount and expense less unamortized debt premium;

            (ii) all depreciation, valuation and other reserves;

            (iii) current liabilities;

            (iv) any minority interest in the shares of stock (other than Preferred Stock) and surplus of Restricted Subsidiaries of the Lessee;

            (v) the investment of the Lessee and its Restricted Subsidiaries in any Unrestricted Subsidiary of the Lessee;

            (vi) the total indebtedness of the Lessee and its Restricted Subsidiaries incurred in any manner to finance or recover the cost to the Lessee or any Restricted Subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by the Lessee or a Restricted Subsidiary to the United States of America or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

            (vii) deferred income and deferred liabilities; and

            (viii) other items deductible under GAAP.

      "Deed" means a limited warranty deed (or its equivalent) with respect to the real property comprising a Leased Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Lessor, subject only to Permitted Property Liens.

      "Documentation Date" is defined in Section 2.1 of the Participation Agreement.

      "DOD Restrictions" is defined in Section 10.1(j) of the Participation Agreement.

      "Dollars" and "$" mean dollars in lawful currency of the United States.

      "Environmental Audit" means, with respect to any Property, a Phase I Environmental Site Assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard practice E1527 for Environmental Site Assessments: Phase I Environmental Site Assessment Process or the All Appropriate Inquiry rule, whichever is in effect at the time the Phase I Environmental Site Assessment is conducted) of each Property.

      "Environmental Laws" means any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, permits, licenses, authorizations, decrees or other legal requirement regulating, relating to or imposing liability or standards of conduct concerning protection of human health, the environment, natural resources (including ambient air, surface water, groundwater, wetlands and surface or subsurface strata, wildlife, aquatic species and vegetation) and the use, storage,

                                                                      Appendix A

recycling, handling, disposal, discharge, transport, treatment or generation of Hazardous Materials, as now or may at any time be in effect during the Lease Term, including but not limited to, CERCLA, RCRA, the Clean Air Act, 42 USC
Section 7401 et seq., the Toxic Substances Control Act 15 USC Section 2601 et seq. and any rules and regulations promulgated thereunder.

      "Environmental Permit" means any consent, license, permit, permission, grant, waiver, order, registration, authorization, approval, exemption or similar right or privilege issued by any Governmental Authority pursuant to any Environmental Law.

      "Environmental Violation" means, with respect to any Property, any activity, occurrence or condition that results in a notice of non-compliance with any Environmental Law from any Governmental Authority.

      "Equipment" means any equipment the removal of which could reasonably be expected to affect the value or utility of any Land or Improvements, taken together or separately, including heating, electrical, switch gear, power supply, lighting, plumbing, ventilation, air conditioning and air cooling systems, refrigerating equipment, generators, locking and unlocking equipment, communication systems, sprinkler system and fire prevention systems, security systems and fixtures of all kinds; provided, however, that the term "Equipment" shall expressly exclude all inventory, furniture and furnishings.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Lessee, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Lessee or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Lessee or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Lessee or any ERISA Affiliate of any notice that Withdrawal Liability is being imposed or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a "prohibited transaction" with respect to which the Lessee or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975) of the Code, or with respect to which the Lessee or any such Subsidiary could otherwise be liable.

      "Event of Loss" means any Significant Casualty or any Significant Condemnation.

      "Excess Casualty/Condemnation Proceeds" is defined in Section 14.2(f) of the Master Lease.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                                                                      Appendix A

      "Existing Credit Agreement" means the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 10, 2000 among the Lessee, the lenders named therein, The Chase Manhattan Bank, as issuing bank, and The Chase Manhattan Bank, as administrative agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Expiration Date" means, with respect to the Master Lease, the earlier of
(a) the date the Master Lease shall have been terminated in accordance with the provisions of the Master Lease and (b) the Scheduled Lease Termination Date.

      "Expiration Date Purchase Obligation" means the Lessee's obligation, pursuant to Section 18.1 of the Master Lease, to purchase all (but not less than all) of the Leased Properties on the Expiration Date.

      "Fair Market Sales Value" means, with respect to any Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Property.

      "Fair Value", when used with respect to property, means the fair value as determined in good faith by the board of directors of the Lessee.

      "Fees" means the Structuring Fee described in Section 4.2 of the Participation Agreement.

      "Financial Officer" of any corporation means the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer or director of treasury services of such corporation.

      "Fixed Rent" means, with respect to a Scheduled Payment Date, an amount equal to (a) the sum of the Original Property Costs for each Leased Property then subject to the Master Lease multiplied by (b) the percentage set forth on
Schedule I to the Master Lease under the column heading "Fixed Rent" for such Scheduled Payment Date.

      "Funding Office" means the office of each Investor identified on Schedule II to the Participation Agreement as its funding office.

      "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

      "Go Dark Value" means (a) with respect to any Leased Property acquired by the Lessor on the Acquisition Date or any Mortgaged Property upon which a Lien is granted to the Lessor on the Acquisition Date, the amount set forth on
Schedule III to the Participation Agreement as the "Go Dark Value of such Property" and (b) with respect to any Replacement Property, an amount equal to
(x) the sum of the Go Dark Values of the applicable Terminated Properties relating to such Replacement Property multiplied by (y) a fraction, the numerator of which is the Fair Market Sales Value of such Replacement Property as set forth in the Property Appraisal thereof and the denominator of which is the aggregate Fair Market Sales Value of all Replacement Properties (including such Replacement Property) acquired by or mortgaged to the Lessor on the same Replacement Date as such Replacement Property and with respect to the same Terminated Properties, in each case as set forth in the Property Appraisal thereof.

      "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority,

                                                                      Appendix A

or required by any Applicable Law, including all Environmental Permits, operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property.

      "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Material; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Material into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Material; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

      "Hazardous Materials" means any hazardous, toxic or dangerous materials, explosives, substances, contaminants, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Environmental Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is now or hereafter defined, prohibited, limited or regulated in any way under any Environmental Law.

      "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever (all of the foregoing being defined as "Taxes") (including: (i) real and personal property taxes, including personal property taxes on any property covered by the Master Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees;
(vi) assessments on any Property, including all assessments for public improvements or benefits (whether or not such improvements are commenced or completed within the Lease Term); (vii) all filing and reporting fees and expenses relating thereto, for such Property; and (viii) all interest, additions to tax and penalties), in each case that at any time may be levied, assessed or imposed by any U.S. Federal, state or local authority upon or with respect to
(a) any Tax Indemnitee, any Property or any part thereof or interest therein, or the Lessee or any sublessee or user of any Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of any Property or any part thereof or interest therein; (c) the Property Cost, the Termination Price or other indebtedness with respect to any Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Lessor Interests and payments and distributions with respect thereto; or (i) otherwise in connection with the transactions contemplated by the Operative Documents.

      For the avoidance of doubt, the term "Imposition" also includes any Taxes that are imposed by the government of France with respect to any period occurring on or after the fifth anniversary of the

                                                                      Appendix A

Documentation Date as a result of a change after the Acquisition Date in the participation exemption regime applicable under the laws of France.

      Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:

            (i) Taxes (other than Taxes that are, or are in the nature of, withholding, sales, use, rental, value added transfer or property taxes) that are imposed by the U.S. federal government and that are based upon or measured by or with respect to the net income (including any minimum taxes, capital gains taxes, or taxes on, measured by or with respect to or in the nature of capital, net worth, excess profits, items of tax preference and capital stock) of any Tax Indemnitee; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made and provided, further, that Taxes described in this clause (i) shall not include Taxes that are, or are in the nature of, withholding, sales, use, rental, value added, transfer or property taxes;

            (ii) Taxes (other than Taxes that are, or are in the nature of, withholding, sales, use, rental, value added, transfer or property taxes) that are (A) imposed by any U.S. state jurisdiction or any taxing authority within any U.S. state jurisdiction to the extent that such Tax Indemnitee is organized or has its Funding Office in such jurisdiction and
      (B) based upon or measured by income, except that this clause (ii) shall not apply to (and thus shall not exclude) any such Taxes imposed on a Tax Indemnitee by a state or political subdivision thereof where any Property is located, possessed or used under the Master Lease unless the Tax Indemnitee was subject to income taxes in such jurisdiction without regard to the transactions contemplated by the Operative Documents; provided, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

            (iii) Taxes that are imposed by the government of France with respect to any period occurring prior to the fifth anniversary of the Documentation Date as a result of a change after the Acquisition Date in the participation exemption regime applicable under the laws of France;

            (iv) any Tax with respect to any Property to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Master Lease and the payment of all Obligations, except that when such termination of the Master Lease is the result of the exercise of remedies after a Lease Event of Default, such exclusion shall commence only after the sale of all of the Lessor's interest in all of the Leased Properties and the foreclosure by the Lessor on all of the Lessee's interests in the Mortgaged Properties; provided, that the Taxes described in this clause (iv) shall not include any Tax or Imposition that relates to any period prior to the expiration or earlier termination of the last Lease Term to expire or otherwise terminate;

            (v) any interest or penalties imposed on a Tax Indemnitee as a result of a Tax Indemnitee's failure to file any return or other documents timely and as prescribed by Applicable Law; provided, that this clause
      (iv) shall not apply (A) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 13.4(b) of the Participation Agreement or (B) if such failure is attributable to a failure by the Lessee to fulfill its obligations under the Participation Agreement and other Operative Documents;

                                                                      Appendix A

            (vi) any Taxes imposed upon a Tax Indemnitee with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in any Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents or from any sale, assignment, transfer or other disposition of any interest in a Tax Indemnitee or any Affiliate thereof (other than any transfer, sale or other disposition (A) pursuant to the terms of the Operative Documents in connection with the exercise by the Lessee of its Termination Option, Replacement Option or Return Option or any other purchase of any Property by the Lessee or any release or termination of any Lessor Mortgage by the Lessor at the request of the Lessee, (B) after the occurrence of a Lease Event of Default, (C) in connection with a Casualty or Condemnation affecting any Property or (D) in connection with any sublease (or lease, in the case of a Mortgaged Property), modification or addition to any Property by the Lessee);

            (vii) any Taxes imposed against or payable by a Tax Indemnitee to the extent resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee;

            (viii) Taxes imposed on or payable by a Tax Indemnitee to the extent such Taxes solely result from, or would not have been imposed solely but for, a breach by such Tax Indemnitee of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by the Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

            (ix) Taxes imposed on a Tax Indemnitee to the extent resulting from such Tax Indemnitee's failure to comply with the provisions of Section 13.4(b) of the Participation Agreement, which failure precludes the ability to conduct a contest pursuant to Section 13.4(b) of the Participation Agreement (unless such failure is caused by the Lessee's breach of its obligations under the Operative Documents);

            (x) Taxes that would have been imposed in the absence of the transactions contemplated by the Operative Documents;

            (xi) Taxes imposed on or with respect to or payable by a Tax Indemnitee solely resulting from, or that would not have been imposed solely but for the existence of, any Lessor Lien created by or through such Tax Indemnitee or an Affiliate thereof, unless caused by acts or omissions of the Lessee;

            (xii) Taxes imposed on or with respect to or payable by a Tax Indemnitee that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Document not initiated, requested or consented to by the Lessee, unless such amendment, supplement, modification, consent or waiver (A) arises due to, or in connection with there having occurred a Lease Event of Default or (B) is required by the terms of the Operative Documents or is executed in connection with any amendment to the Operative Documents required by Applicable Law;

            (xiii) any Tax imposed against or payable by a Tax Indemnitee that is a direct or indirect transferee or assignee of an original Tax Indemnitee to the extent that, based on the Applicable Law in effect on the date such Tax is imposed or becomes payable, the amount of such Tax exceeds the amount of such Tax that would have been imposed against or payable by such original Tax Indemnitee;

                                                                      Appendix A

            (xiv) any fines, penalties, interest or costs for nonpayment or late payment of any Tax resulting from a failure by the Lessor to provide notice to the Lessee of any tax assessment, levy, duty or other bill within the time period required by Section 17.2 of the Master Lease; and

            (xv) Taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege or doing business taxes and are imposed by any taxing jurisdiction where the applicable Tax Indemnitee's activities other than its participation in the transactions contemplated by the Participation Agreement, the Master Lease and the Lease Supplements have created or could create taxable nexus.

      Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in clauses (i) through (xv) (other than clause (iii)) above shall not apply to any Taxes or any increase in Taxes imposed on a Tax Indemnitee as the result of any non-superseded determination by the applicable taxing authority that the transactions contemplated by the Operative Documents should be treated other than as a financing arrangement tantamount to a loan secured by the Properties for the relevant jurisdiction's tax purposes.

      "Improvements" means all buildings, structures, fixtures, Equipment and other improvements of every kind existing at any time and from time to time on or under any parcel of Land to be acquired or leased pursuant to the terms of the Operative Documents, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time; provided however that the term "Improvements" shall expressly exclude all trade fixtures purchased or otherwise acquired by the Lessee using funds other than the proceeds of the Property Costs.

      "Indebtedness" of any Person means all indebtedness representing money borrowed or the deferred purchase price of property (other than trade accounts payable) or any capitalized lease obligation, which in any case is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise).

      "Indemnitee" means the Lessor, the Lessor Administrator, each Investor, the Arranger, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, members, officers, employees and agents.

      "Insurance Requirements" means the terms and conditions of any insurance policy, and the requirements of the issuer of any such policy, which insurance policy is required to be maintained by the Lessee under the Master Lease, in each case the failure to comply with which terms, conditions and/or requirements would under applicable law or the terms of such insurance policy constitute a valid defense to the insurer against payment of insurance proceeds thereunder.

      "Investors" means, collectively, Air Bail S.A.S., a French corporation duly registered as a Societe par Actions Simplifiee, and RBS Lombard, Inc., a New York corporation.

      "IRS" is defined in Section 2.1(m) of the Participation Agreement.

      "ISRA" means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:K and its implementing regulations N.J.A.C. 7:26 B.

                                                                      Appendix A

      "Land" means each individual fee interest in real property described on
Schedule I to each Lease Supplement or described in a Lessor Mortgage that is not also a Lease Supplement, together with, in each case, all Appurtenant Rights attached thereto.

      "Lease" means, collectively, the Master Lease and each Lease Supplement.

      "Lease Balance" means, as of any date of determination, an amount equal to the aggregate Termination Prices for all Properties plus all accrued and unpaid Accrual Rent and all Supplemental Rent then owing (after giving effect to the consummation of any termination, purchase or other transaction occurring on such date pursuant to the Operative Documents).

      "Lease Default" means any event or condition that, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

      "Leased Property" means, on any date, each real property then leased by the Lessor to the Lessee pursuant to the Master Lease, including each parcel of Land described on a Schedule I to a Lease Supplement and all of the Improvements at any time located on or under such Land and including, until any such Property is terminated or replaced in accordance with the Master Lease, each real property described as a "Leased Property" on Schedule III to the Participation Agreement.

      "Lease Event of Default" is defined in Section 16.1 of the Master Lease.

      "Lease Supplement" means each Lease Supplement substantially in the applicable form set forth in Exhibit A to the Master Lease, executed by the Lessee, the Lessor and, if appropriate in the applicable jurisdiction, the trustee described therein, dated the Acquisition Date or a Replacement Date and covering the Land identified on Schedule I thereto and Improvements thereon, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

      "Lease Term" means, with respect to each Property, the period commencing on (and including) the Acquisition Date for such Property (or, if such Property is a Replacement Property, the Replacement Date for such Property) and ending on (but excluding) the earlier of (x) the date on which such Property has been returned to the Lessor pursuant to the Lessee's Return Option or transferred to the Lessee pursuant to the Lessee's Termination Option or Replacement Option, in each case, strictly in accordance with the Master Lease, and (y) the Expiration Date.

      "Lessee" means ITT Industries, Inc., an Indiana corporation.

      "Lessee Subsidiary" means a subsidiary of the Lessee.

      "Lessor" means Rexus L.L.C., a Delaware limited liability company.

      "Lessor Administration Agreement" means the Lessor Administration Agreement, dated as of December 15, 2004, between the Lessor and the Lessor Administrator.

      "Lessor Administrator" means Societe Generale (Canada), wholly-owned (directly or indirectly) by Societe Generale.

      "Lessor Commitment Amount" means, on any date, $120,000,000.

      "Lessor Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interests under the Master

                                                                      Appendix A

Lease and each Lease Supplement to the extent the Master Lease and the Lease Supplements are security agreements.

      "Lessor Interest" means an "Interest" as defined in the Lessor LLC Agreement.

      "Lessor Lien" means any Lien arising as a result of (a) any claim against the Lessor or any Investor not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of the Lessor or any Investor that is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents or (c) any claim against the Lessor or any Investor with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify such Person pursuant to Article IX or XIII of the Participation Agreement.

      "Lessor LLC Agreement" means the Limited Liability Company Agreement of Rexus L.L.C. dated as of December 15, 2004, made and entered into by the Investors.

      "Lessor Mortgage" means, with respect to each Property, the applicable Lease Supplement for such Property (if such Property is a Leased Property) and any and all other mortgages, deeds of trust and security instruments in appropriate recordable form in the relevant jurisdiction sufficient to grant to the Lessor a first priority Lien on such Property.

      "Lien" means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, security interest, charge or other encumbrance on, of, or in such property or asset.

      "Margin Regulations" means Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Margin Stock" has the meaning given such term under Regulation U of the F.R.S. Board.

      "Master Lease" means the Master Lease and Deed of Trust, Deed to Secure Debt and Mortgage, dated as of December 15, 2004, between the Lessor and the Lessee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

      "Material Adverse Effect" means a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Lessee and Lessee Subsidiaries taken as a whole.

      "Modifications" is defined in Section 10.1 of the Master Lease.

      "Moody's" means Moody's Investors Service, Inc. or any of its successors.

      "Mortgaged Property" means, on any date, each real property that is then subject to a Lessor Mortgage and is not a Leased Property, including, until any such Property is terminated or replaced in accordance with the Master Lease, each real property described as a "Mortgaged Property" on Schedule III to the Participation Agreement.

      "Mortgage Foreclosure Act" is defined in Section 16.4 of the Master Lease.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Lessee or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                                                                      Appendix A

      "Net Proceeds" means the aggregate of all awards, compensation, insurance proceeds or other amounts received by the Lessor or any Investor in connection with any Casualty or Condemnation of any Property and all interest earned thereon, less, to the extent not previously reimbursed by the Lessee, the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lessor or any Investor is entitled to be reimbursed pursuant to the Lease.

      "NFA Letter" is defined in Section 10.1(k) of the Participation Agreement.

      "NJDEP" means the New Jersey Department of Environmental Protection.

      "Non-U.S. Transferee" is defined in Section 12.3 of the Participation Agreement.

      "Obligations" means all obligations (monetary or otherwise) of the Lessee arising under or in connection with any of the Operative Documents.

      "Operative Documents" means the following:

            (a)   the Participation Agreement;

            (b)   the Master Lease;

            (c)   each Lease Supplement;

            (d)   the Lessor LLC Agreement;

            (e)   the Lessor Administration Agreement;

            (f)   each Deed;

            (g)   each Lessor Mortgage;

            (h)   the Lessor Financing Statements; and

            (i) each other document, agreement, certificate or instrument delivered in connection with any of the foregoing (including any amendment or other modification to any of the foregoing).

      "Original Executed Counterpart" is defined in Section 26.9 of the Master Lease.

      "Original Property Cost" means (a) with respect to any Leased Property acquired by the Lessor on the Acquisition Date, the amount set forth on Schedule III to the Participation Agreement as the "Original Property Cost" of such Property and (b) with respect to any Replacement Property that is or is to be a Leased Property, an amount equal to (x) the sum of the Original Property Costs of the applicable Terminated Properties relating to such Replacement Property multiplied by (y) a fraction, the numerator of which is the Fair Market Sales Value of such Replacement Property as set forth in the Property Appraisal thereof and the denominator of which is the aggregate Fair Market Sales Value of all Replacement Properties (including such Replacement Property) acquired by the Lessor on the same Replacement Date as such Replacement Property and with respect to the same Terminated Properties, in each case as set forth in the Property Appraisal thereof.

                                                                      Appendix A

      "Overdue Rate" means, for each applicable day, a rate per annum equal to the Overnight LIBOR for such day plus 200 basis points.

      "Overnight LIBOR" means, on any day, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lessor from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day, as the rate for overnight dollar deposits on such day.

      "Partial Termination Date" is defined in Section 15.2 of the Master Lease.

      "Partial Termination Notice" is defined in Section 15.1 of the Master
Lease.

      "Participation Agreement" means the Participation Agreement, dated as of December 15, 2004, among the Lessee, the Lessor and the Investors, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

      "Permitted Property Liens" means, with respect to any Property, any of the following:

            (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents (including any Lien created pursuant to the Operative Documents);

            (ii) the rights of any sublessee under a sublease and, in the case of a Mortgaged Property, the rights of any lessee under a lease, in each case to the extent such sublease or lease is permitted by the terms of the Master Lease;

            (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 12.1 of the Master Lease;

            (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like liens in connection with any Modifications made subsequent to the Acquisition Date or arising in the ordinary course of business in connection with actions occurring after the Acquisition Date for amounts that either are not more than sixty (60) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the contest proceedings set forth in Section 12.1 of the Master Lease;

            (v) Liens of any of the types referred to in clause (iii) or (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) complies with Applicable Law and has effectively stayed any execution or enforcement of such Liens;

            (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or

                                                                      Appendix A

      awards and satisfy the conditions for contest proceedings set forth in
      Section 12.1 of the Master Lease;

            (vii) easements, licenses, rights-of-way and other encumbrances on title to real property permitted pursuant to Section 11.2 of the Master Lease;

            (viii) Lessor Liens;

            (ix) Liens created by the Lessee with the consent of the Lessor or otherwise permitted by the Operative Documents; and

            (x) any Liens described on the applicable Lease Supplement that are consented to by the Lessor in its sole discretion.

      "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Lessee or any ERISA Affiliate is (or, if such plans were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Plans and Specifications" means, with respect to each Property, the final plans and specifications or detailed construction drawings for such Property.

      "Preferred Stock" means any capital stock entitled by its terms to a preference (a) as to dividends or (b) upon a distribution of assets.

      "Principal Property" means any single manufacturing or processing facility owned by the Lessee or any Restricted Subsidiary having a gross book value in excess of the greater of (i) 5% of Consolidated Net Tangible Assets and (ii) $40,000,000, except any such facility or portion thereof which the board of directors of the Lessee by resolution declares is not of material importance to the total business conducted by the Lessee and its Restricted Subsidiaries as an entirety.

      "Property" means any Leased Property or any Mortgaged Property; and "Properties" means all Leased Properties and all Mortgaged Properties, collectively.

      "Property Appraisal" means, with respect to any Replacement Property, the Appraisal thereof delivered pursuant to Section 19.2 of the Master Lease.

      "Property Cost" means, with respect to any Leased Property as of any date,
(a) the Original Property Cost for such Property less (b) the aggregate Property Fixed Rent paid by the Lessee prior to such date for such Leased Property and, if such Property is a Replacement Property, the aggregate Property Fixed Rent paid with respect to the Property so replaced (to the extent allocable to such Leased Property) less (c) any Allocated Payments paid with respect to such Property.

      "Property Fixed Rent" means the portion of Fixed Rent due on any Scheduled Payment Date that is allocable to any particular Leased Property, with such allocation to be made by the Lessor based on the ratio of the Property Cost of such Property to the Aggregate Property Cost (in each case determined prior to such payment of Fixed Rent on such Scheduled Payment Date).

                                                                      Appendix A

      "Purchase Option" is defined in Section 18.1 of the Master Lease.

      "Rating Agencies" means Moody's and S&P.

      "Ratings" means the ratings from time to time established by the Rating Agencies for senior, unsecured, non-credit-enhanced long-term debt of the Lessee.

      "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq.

      "Recognized Environmental Condition" means the presence or likely presence of any Hazardous Materials or petroleum products on a property under conditions that indicate an existing Release, a past Release or a material threat of a Release of any Hazardous Material or petroleum products into structures on the property or into the ground, groundwater or surface water of the property.

      "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal, depositing, dispersal, migration or emission into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata.

      "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Materials in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Materials so that it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, any action described in clause (i) or (ii) above.

      "Remediation In Progress Waiver" means the waiver described in Section 6.1(j) of the Participation Agreement.

      "Rent" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Master Lease.

      "Rent Period" means each period commencing on (but excluding) a Scheduled Payment Date (or, in the case of the initial Rent Period, commencing on (and including) the Acquisition Date) and ending on (and including) the next succeeding Scheduled Payment Date.

      "Replacement Date" is defined in Section 19.2(a) of the Master Lease.

      "Replacement Notice" is defined in Section 19.2(a) of the Master Lease.

      "Replacement Option" is defined in Section 19.2 of the Master Lease.

      "Replacement Property" is defined in Section 19.2(a) of the Master Lease.

      "Requesting Party" is defined in Section 22.1 of the Master Lease.

      "Required Modification" is defined in Section 10.1 of the Master Lease.

                                                                      Appendix A

      "Responsible Officer" of any corporation means any executive officer or the chief financial officer, principal accounting officer or treasurer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of the Operative Documents.

      "Responsible Officer's Certificate" means a certificate signed by any Responsible Officer, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

      "Restricted Subsidiary" means any Lessee Subsidiary other than an Unrestricted Subsidiary.

      "Return Conditions" is defined in Section 20.1 of the Master Lease.

      "Return Option" is defined in Section 20.1 of the Master Lease.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any of its successors.

      "Sale Termination Event" is defined in clause (iii) of Section 19.1(a) of the Master Lease.

      "Scheduled Lease Termination Date" means December 17, 2014.

      "Scheduled Payment Date" means each December 31 of each calendar year and the Scheduled Lease Termination Date, or if any such day is not a Business Day, the immediately preceding Business Day.

      "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Seller" means, with respect to any Leased Property, the Lessee or, with the consent of the Lessor, any other Person transferring such Property to the Lessor on the Acquisition Date.

      "Significant Casualty" with respect to a Property means a Casualty that in the reasonable, good faith judgment of the Lessor (a) renders such Property unsuitable for continued use in accordance with its intended use or (b) is so substantial in nature that restoration of such Property to substantially its condition as it existed immediately prior to such Casualty would be impracticable or impossible.

      "Significant Condemnation" with respect to a Property means (a) a Condemnation that involves a taking of the Lessor's entire title to the Land or Improvements, or (b) a Condemnation that in the reasonable, good faith judgment of the Lessor (i) renders such Property unsuitable for continued use in accordance with its intended use or (ii) is so substantial in nature that restoration of the remaining portion of such Property to substantially its condition as it existed immediately prior to such Condemnation would be impracticable or impossible.

      "Structuring Fee" means the "Arrangement Fee" payable to the Arranger and described in the Arrangement Letter.

      "Subject Property" is defined in each Lease Supplement and, as used in the Participation Agreement and the Master Lease, means each applicable Property (x) being acquired by the Lessor on the

                                                                      Appendix A

applicable Acquisition Date or Replacement Date or (y) being mortgaged by the Lessee to the Lessor on the applicable Acquisition Date or Replacement Date.

      "Subsidiary" means, with respect to any person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) that the Lessee assumes or agrees to pay to the Lessor, any Investor or the Arranger under any of the Operative Documents, including amounts for rent, taxes and insurance, Fees, Break Costs, amounts due pursuant to
Article IX or XIII of the Participation Agreement and payments pursuant to
Section 15.2 of the Master Lease or Article XVIII, XIX or XX of the Master
Lease.

      "Survey" means an ALTA/ACSM survey of the Subject Property (and all Improvements thereon) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction in which such Subject Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof, (iii) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey (including all Table A requirements) and (iv) sufficient for a title company to remove all standard survey exceptions from a title insurance policy (or commitment) relating to such Subject Property and issue customary endorsements thereto.

      "Tax Indemnitee" means the Lessor, the Lessor Administrator, each Investor, the Arranger, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, members, officers, employees and agents.

      "Taxes" is defined in the definition of Impositions.

      "Terminated Property" is defined in Section 19.1(a) of the Master Lease.

      "Termination Base Amount" means, with respect to any Property on any date, an amount equal to (I) (a) 150% multiplied by (b) the Go Dark Value for such Property multiplied by (c) the Aggregate Property Cost on such date divided by
(II) the Aggregate Original Property Cost on such date; provided, that any reference in any Operative Document to the "unamortized" Termination Base Amount of any Property shall mean 150% of the Go Dark Value for such Property.

      "Termination Date" is defined in Section 19.1(a) of the Master Lease.

      "Termination Event" is defined in Section 19.1(a) of the Master Lease.

      "Termination Indemnity Amount" means with respect to any Property on any date, (a) if such date occurs on or prior to the fifth anniversary of the Acquisition Date, 1.0% of the Termination Base Amount of such Property and (b) if such date occurs after the fifth anniversary of the Acquisition Date, 0.5% of the Termination Base Amount of such Property; provided, however, that the Termination Indemnity Amount shall be zero in the case of (x) the Lessee's exercise of its Termination Option with respect to a Property that has suffered an Event of Loss outside of the control of the Lessee and its Affiliates or (y) the Lessee's exercise of its Termination Option with respect to all of the Properties pursuant to clause (ii) of Section 19.1(a) of the Master Lease or (z) the Lessee's purchase of all of the Properties during the continuance of a Lease Event of Default described in clause (m), (o) or (p) of

                                                                      Appendix A

Section 16.1 of the Lease the occurrence and continuance of which is outside of the control of the Lessee and its Affiliates.

      "Termination Notice" is defined in Section 19.1(a) of the Master Lease.

      "Termination Option" is defined in Section 19.1(a) of the Master Lease.

      "Termination Price" means, with respect to any Property on any date, the sum of (a) the Termination Base Amount for such Property on such date plus (b) the Termination Indemnity Amount (if any) for such Property on such date.

      "Title Abstract" is defined in Section 6.1(e) of the Participation Agreement.

      "Title Insurance Policy" means a policy of title insurance issued by a nationally recognized title insurance company that is rated no lower than "AA-" (by S&P) and no lower than "Aa3" (by Moody's) and approved by the Lessor (which approval shall not be unreasonably withheld or delayed), insuring the Lessor's fee, leasehold or mortgagee interest (as applicable) in the applicable Property and the first lien priority of (x) in the case of a Leased Property, the Master Lease, the Lease Supplement and any other applicable Lessor Mortgage applicable to such Property and (y) in the case of a Mortgaged Property, the Lessor Mortgage applicable to such Property, and subject to no Liens (including any easements, covenants, leases, agreements or other items), claims or lawsuits except as may be approved in writing by the Lessor its sole discretion.

      "Transaction Expenses" means all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including:

            (a) the reasonable fees, out-of-pocket expenses and disbursements of Jones Day, special counsel for Air Bail S.A.S., in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closings under (including the transactions contemplated to occur on the Acquisition Date, each Termination Date and each Replacement Date), and rendering opinions in connection with, the transactions contemplated thereby and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

            (b) (i) the reasonable fees, out-of-pocket expenses and disbursements of special counsel for the Lessee, in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, the transactions contemplated thereby and in rendering other services in connection with the transactions contemplated thereby customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents, and the reasonable fees, out-of-pocket expenses and disbursements of special counsel for the Lessee in connection with the transactions contemplated to occur on each Acquisition Date; and (ii) the reasonable fees, out-of-pocket expenses and disbursements of local counsel for the Lessee in each applicable jurisdiction in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, the transactions contemplated to occur on each Acquisition Date and in rendering other services in connection with the transactions contemplated by the Operative Documents which are customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

                                                                      Appendix A

            (c) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency required by the Operative Documents in connection with the transactions contemplated by the Operative Documents;

            (d) all reasonable out-of-pocket expenses, disbursements and costs of the Arranger, the Investors, the Lessor and the Lessor Administrator paid or incurred in connection with the transactions contemplated by the Operative Documents (including the transactions contemplated to occur on the Acquisition Date, each Termination Date and each Replacement Date);

            (e) all fees, premiums and escrow costs and other expenses relating to title abstracts and the closings contemplated by the Operative Documents;

            (f) all expenses relating to Environmental Audits required to be delivered pursuant to Section 6.1(c) of the Participation Agreement or required to be delivered in connection with the Lessee's exercise of its Replacement Option;

            (g) all fees and other expenses relating to Appraisals delivered to the Investors prior to the Acquisition Date or required to be delivered in connection with the Lessee's exercise of its Replacement Option; and

            (h) the Fees payable by the Lessee pursuant to the Participation Agreement.

      "Transactions" is defined in Section 8.1(b) of the Participation
Agreement.

      "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "United States" or "U.S." means the United States of America.

      "Unrestricted Subsidiary" means (a) any Lessee Subsidiary which has been designated an Unrestricted Subsidiary by resolution of the board of directors of the Lessee (which resolution has been communicated in a notice delivered by the Lessee to the Lessor) as an Unrestricted Subsidiary, other than any such Lessee Subsidiary as to which such a designation has been rescinded by resolution of said board of directors and not hereafter, or after some subsequent such rescission, restored by resolution of said board, or (b) any Lessee Subsidiary 50% or less of the Voting Shares of which is owned directly by the Lessee and/or one or more Restricted Subsidiaries. A Lessee Subsidiary may not be designated as (or otherwise permitted to become) an Unrestricted Subsidiary unless, immediately after such Subsidiary becomes an Unrestricted Subsidiary, such Lessee Subsidiary would not own any capital stock of, or hold any indebtedness of, any Restricted Subsidiary. A designation as an Unrestricted Subsidiary may not be rescinded (or an Unrestricted Subsidiary otherwise permitted to become a Restricted Subsidiary) unless such Lessee Subsidiary (i) is not a party to any lease which it would have been prohibited by the Participation Agreement from entering into had it been a Restricted Subsidiary at the time it entered into such lease, unless (x) such Lessee Subsidiary had not been a Restricted Subsidiary prior to its entering into such lease, or (y) the property subject to such lease shall be owned by the Lessee and/or one or more Lessee Subsidiaries, or (z) such Lessee Subsidiary would not be prohibited by the Participation Agreement from entering into such lease immediately after it becomes a Restricted Subsidiary, and (ii) does not have outstanding upon any of its property any mortgage, pledge or other lien which it would be prohibited by the Participation Agreement from creating, suffering to be created, or assuming, immediately after it becomes a Restricted Subsidiary.

                                                                      Appendix A

      "U.S. Transferee" is defined in Section 12.3 of the Participation
Agreement.

      "Voting Shares" means, as to a particular corporation or other person, outstanding shares of stock or other equity interests of any class of such person entitled to vote in the election of directors, or otherwise to participate in the direction of the management and policies, of such person, excluding shares or interests entitled so to vote or participate only upon the happening of some contingency.

      "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.